--------------------------------------------------------------------------------

                         DEBTOR IN POSSESSION REVOLVING

                          CREDIT AND GUARANTY AGREEMENT


                                      among


                          BMJ MEDICAL MANAGEMENT, INC.

                                  as Borrower,

                              BMJ OF CHANDLER, INC.

                      ORTHOPAEDIC MANAGEMENT NETWORK, INC.,
                          VALLEY SPORTS SURGEONS, INC.,
                                 BMJ BROG, INC.,

                                       and

                              BMJ OF NEVADA, INC.,

                                  as Guarantors


                            THE LENDERS PARTY HERETO
                                FROM TIME TO TIME

                                       and

                                     PARIBAS


                                    as Agent


                          Dated as of December 31, 1998

--------------------------------------------------------------------------------

           DEBTOR-IN-POSSESSION REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of December 31, 1998, among BMJ Medical Management, Inc., a Delaware corporation, as debtor and debtor-in-possession in a case under chapter 11 of the Bankruptcy Code (the "Borrower"), BMJ of Chandler, Inc., a Delaware corporation, Orthopaedic Management Network, Inc., an Arizona corporation, Valley Sports Surgeons, Inc., a Pennsylvania corporation, BMJ BROG, Inc., a Florida corporation, and BMJ of Nevada, Inc., a Delaware corporation (each a "Guarantor" and, collectively, the "Guarantors"), each of which Guarantors is a wholly-owned Subsidiary of the Borrower and a debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code, Paribas, for itself, as a Lender (as hereinafter defined), and acting in its capacity as agent for the Lenders, and the other Lenders party hereto from time to time.


                               W I T N E S S E T H

           WHEREAS, on December 17, 1998 (the "Petition Date"), the Borrower and the Guarantors each filed voluntary petitions for relief commencing a reorganization case under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware;

           WHEREAS, the Borrower and the Guarantors are continuing to operate their respective businesses and manage their respective properties as debtors and debtors-in-possession under sections 1107 and 1108 of the Bankruptcy Code;

           WHEREAS, an immediate and ongoing need exists for the Borrower to obtain additional funds in order to continue the operation of its business as debtor-in-possession under the Bankruptcy Code and the businesses of the Guarantors and, accordingly, the Borrower has requested that the Lenders extend post-petition financing;

           WHEREAS, the Lenders are willing to make funds available to the Borrower pursuant to sections 364 of the Bankruptcy Code, but only for the purposes and upon the terms and subject to the conditions set forth in this Agreement;

           WHEREAS, each of the Borrower and the Guarantors has agreed to secure its obligations to the Lenders in connection with such financing with, inter alia, security interests in, and liens on, all of its property and assets, whether real or personal, tangible or intangible, now owned or hereafter acquired, as provided herein and in the Security Agreement;

           WHEREAS, each Guarantor is engaged in a business related to the business of the Borrower and each of the Guarantors will derive direct and indirect economic benefits therefrom and from the financing provided hereunder; and

           WHEREAS, the Guarantors have agreed to guarantee all of the obligations of the Borrower under this Agreement;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

           Section 1.1 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular. All references to words such as "herein", "hereof" and the like shall refer to this Agreement, unless otherwise specified, as a whole and not to any particular article or section within this Agreement and the term "include" and all variations thereon shall mean "include, without limitation".

           "Account" shall mean, with respect to any Person, any "account" as such term is defined in the UCC, now or hereafter owned by such Person and any proceeds arising therefrom, including, of such Person's rights to payment for goods sold or leased or services performed by such Person, whether due or to become due, whether now in existence or arising from time to time hereafter, including, rights evidenced by an account, note, contract, security agreement, chattel paper, instrument, document or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Person to secure the foregoing, (b) all of such Person's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith,
(e) all books, records, ledger cards, customer lists and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

           "Account Debtor" shall mean any Person who is or may become obligated to any Loan Party under, with respect to, or on account of, an Account, including, any Insurer and any Medicaid/Medicare Account Debtor.

           "Acquisition" shall mean any transaction pursuant to which the Borrower or any of its Subsidiaries acquired or otherwise affiliated with (i) a Medical Group or (ii) an independent physician association or (iii) an Ancillary Service Facility, in each case by purchase in cash, exchange of property or securities, or by any other method, pursuant to a Management Services Agreement and any asset purchase agreement, restricted stock agreement, stockholder noncompetition agreement and any other agreements, instruments, schedules, exhibits, opinions and documents executed and delivered in connection therewith prior to the Closing Date.

           "Adjusted Cash Balance" shall mean, at any time, the cash and Cash Equivalents held by the Borrower and the Guarantors at such time, including amounts on deposit in the Concentration Account and the Collateral Account (Collections), but excluding any Asset Sales Proceeds and Amounts Due From Affiliated Physicians on deposit (or required to be on deposit) in the Collateral Account (Extraordinary Proceeds) pursuant to Section 5.9(c).

           "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to (i) vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

           "Affiliated Medical Entity" shall mean any Affiliated Medical Group and any Ancillary Service Facility or independent physician association that has become affiliated with the Borrower or any of its Subsidiaries pursuant to a Management Services Agreement and any asset purchase agreement, restricted stock agreement, stockholder noncompetition agreement and any other agreements, instruments, schedules, exhibits, opinions and documents executed and delivered in connection with any Acquisition prior to the Closing Date.

           "Affiliated Medical Group" shall mean any Medical Group that has become affiliated with the Borrower or any of its Subsidiaries pursuant to a Management Services Agreement and any asset purchase agreement, restricted stock agreement, stockholder noncompetition agreement and any other agreements, instruments, schedules, exhibits, opinions and documents executed and delivered in connection with any Acquisition prior to the Closing Date.

           "Agent" shall mean Paribas acting in its capacity as sole agent for the Lenders and any successor agent appointed in accordance with Section 10.9.

           "Agent's Office" shall mean the office of the Agent located at 2029 Century Park East, Suite 3900, Los Angeles, CA 90067, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

           "Agreement" shall mean this Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

           "Amounts Due From Affiliated Physicians" shall mean any amounts overpaid to physicians in the monthly or bimonthly draw by the relevant Affiliated Medical Group and owing by such physicians.

           "Ancillary Service Facility" shall mean an ancillary musculoskeletal facility such as ambulatory surgery, physical therapy or magnetic resonance imaging center or mobile unit.

           "Applicable Margin" shall mean 2% per annum.

           "Asset Sale Proceeds" shall mean all cash proceeds of each sale or other disposition of assets by any Loan Party (other than sales of inventory in the ordinary course of business) in respect of any transaction or series of related transactions, in each case net of (i) reasonable expenses incurred or reasonably expected to be incurred in connection with such sale or disposition,
(ii) any income, franchise, transfer or other tax payable by such Loan Party in connection with such sale or disposition and (iii) the Disposition Incentive Fee.

           "Assignee" shall have the meaning provided in Section 11.4(c).

           "Assignment and Acceptance" shall have the meaning provided in
Section 11.4(c).

           "Auditors" shall mean Ernst & Young LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Lenders.

           "Available Credit" shall mean, at any time, (i) the Maximum Revolving Credit Amount less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Liability at such time.

           "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

           "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware.

           "Base Rate" shall mean, at any particular date, the higher of (x) the rate which is ? of 1% plus the Federal Funds Effective Rate and (y) the Prime Rate in effect from time to time.

           "Blocked Account Agreement" shall mean the agreement, dated as of a date prior to the date of entry of the Final Order, among First Union National Bank, the Loan Parties and the Agent, substantially in the form of Exhibit D or otherwise satisfactory to the Agent as such agreement may be modified, supplemented or amended from time to time in accordance with the terms thereof.

           "Blocking Notice" shall mean a notice from the Agent to the Borrower pursuant to Section 5.9(e) notifying the Borrower that it is no longer authorized to withdraw funds from the Collateral Accounts.

           "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

           "Borrowing" shall mean the incurrence of a Loan from all the Lenders on a given date.

           "Budget" shall mean the cash receipts and disbursements projections of the Borrower and its Subsidiaries attached hereto as Exhibit A.

           "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in California, New York or Florida a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close.

           "Capital Expenditures" shall mean, for any Person for any period, without duplication, the aggregate of (i) all expenditures by such Person, except interest capitalized during construction, during such period for property, plant or equipment, including, renewals, improvements, replacements, and capitalized repairs, that would be reflected as additions to property, plant or equipment on a balance sheet of such Person prepared in conformity with GAAP and (ii) the principal amount of all Indebtedness incurred or assumed in connection with any such additions to property, plant and equipment. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount for such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

           "Capitalized Lease" shall mean (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of the Loan Parties, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

           "Capitalized Lease Obligations" shall mean all obligations of the Loan Parties under or in respect of Capitalized Leases.

           "Carve-Out" shall have the meaning set forth in Section 2.16(b).

           "Case" shall mean the chapter 11 case concerning the Borrower or a Guarantor commenced on the Petition Date and pending in the Bankruptcy Court.

           "Cash Collateral" shall have the meaning set forth in section 363(a) of the Bankruptcy Code.

           "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition, (ii) time deposits and certificates of deposit of any Lender or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 with maturities of not more than 90 days from the date of acquisition, (iii) fully secured repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any Lender or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within 90 days after the date of acquisition and (v) money market accounts or funds with or issued by a commercial bank meeting the standards set forth in clause (iv) that invest substantially in investments described in clauses (i) through (iv).

           "Change of Control" shall be deemed to have occurred (i) with respect to the Borrower, at such time as a "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 25% of the total voting power of all classes of stock then outstanding of such Loan Party or its Subsidiaries entitled to vote in the election of directors or (ii) with respect to any Guarantor, at such time as the Borrower shall cease to own and control, directly or indirectly, 100% of all classes of stock then outstanding of such Guarantor.

           "Closing Date" shall mean the date on which the initial Loans are advanced hereunder.

           "Collateral" shall mean all properties, interests in properties and assets of each of the Loan Parties and their estates of every kind or type whatsoever, tangible, intangible, real, personal and mixed, whether now owned or hereafter acquired or arising and regardless of where located, and all products and proceeds of all of the foregoing.

           "Collateral Account (Extraordinary Proceeds)" shall mean the account (which may be a securities account) established and maintained pursuant to this Agreement by and in the name of the Agent, entitled "BMJ Medical Management, Inc., Collateral Account (Extraordinary Proceeds), Paribas, secured party", and all funds and instruments or other items from time to time credited to such account and all interest thereon.

           "Collateral Account (Collections)" shall mean the account (which may be a securities account) established by the Borrower and maintained pursuant to this Agreement by and in the name of the Agent, entitled "BMJ Medical Management, Inc., Collateral Account (Collections), Paribas, secured party", and all funds and instruments or other items from time to time credited to such account and all interest thereon.

           "Collateral Accounts" shall mean the Collateral Account (Collections) and the Collateral Account (Extraordinary Proceeds).

           "Commitment Fee" shall have the meaning set forth in Section 2.10(b).

           "Compliance Certificate" shall mean a certificate signed by the chief financial officer of the Borrower setting forth a reasonably detailed calculation of the covenants set forth in Section 6.1 and attesting to the compliance of the Borrower with the requirements of the Agreement in respect of such ratios, substantially in the form of Exhibit B.

           "Concentration Account" shall mean that certain concentration account maintained in the name of the Borrower at First Union National Bank in Charlotte, North Carolina, Account No. 2090002757000.

           "Confirmation Order" shall mean an order entered by the Bankruptcy Court under section 1129 of the Bankruptcy Code confirming a Plan of Reorganization in a Case.

           "Consolidated EBITDA" shall mean, with respect to any Person, for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period adjusted to add thereto (to the extent deducted from revenues in determining Consolidated Net Income) (i) consolidated tax expense, (ii) depreciation and amortization expense, (iii) Consolidated Interest Expense, (iv) any extraordinary or non-recurring cash expenses (including, the cash expense portion of Transaction Costs), and (v) any non-cash charges (including, charges associated with compensation and stock options), in each case determined for such period on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP, and net of the greater of minority interests (as defined by GAAP) and cash distributions paid by Partnership Subsidiaries.

           "Consolidated Interest Expense" shall mean, for any fiscal period of the Borrower, the total interest expense (including, interest expense attributable to Capitalized Leases in accordance with GAAP, amortization or write-off of debt discount and debt issuance costs and commissions, other discounts and other fees associated with Indebtedness (including the Loans) and the net amount payable (or plus the net amount receivable) under interest rate protection agreements) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

           "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in accordance with GAAP.

           "Consummation Date" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan of the Borrower or any of the Guarantors which is confirmed pursuant to an order of the Bankruptcy Court.

           "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("Primary Obligations") of any other Person (the "Primary Obligor") (but excluding any Subsidiary of the first Person) in any manner, whether directly or indirectly, including, any obligation of such Person, whether or not contingent, (i) to purchase any such Primary Obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such Primary Obligation or (y) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation or (iv) otherwise to assure or hold harmless the owner of such Primary Obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Primary Obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

           "Credit Exposure" shall have the meaning provided in Section 11.4(b).

           "Default" shall mean any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

           "Default Rate" shall have the meaning provided in Section 2.6(b).

           "Disposition Incentive Fee" means the fee payable by the Borrower to Casas, Ellen & White LLC in connection with any disposition of assets by any Loan Party (other than sales of inventory in the ordinary course of business) which is equal to 1% of (x) the cash and Indebtedness received by such Loan Party, (y) the value of the Indebtedness for borrowed money of such Loan Party reduced as a result of such disposition and (z) the stock redeemed, as applicable and, in each case prior to deducting any non-cash adjustments.

           "Domestic Lending Office" shall mean, as to any Lender, the office of such

Lender designated as such on Schedule 1, or such other office designated by such Lender from time to time by written notice to the Agent and the Borrower.

           "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability for any Environmental Claim such Person has or may have retained, assumed or otherwise become liable for (contingently or otherwise), either contractually or by operation of law.

           "Environmental Approvals" shall mean any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

           "Environmental Claim" shall mean, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

           "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, ambient air, surface water, ground water, land surface or subsurface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

           "ERISA Controlled Group" shall mean a group consisting of any ERISA Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with such Person that, together with such Person, are treated as a single employer under regulations of the PBGC.

           "ERISA Person" shall have the meaning set forth in Section 3(9) of ERISA for the term "person."

           "ERISA Plan" shall mean (i) any Plan that (x) is not a Multiemployer Plan and (y) has Unfunded Benefit Liabilities in excess of $50,000 and (ii) any Plan that is a Multiemployer Plan.

           "Event of Default" shall have the meaning provided in Section 9.1.

           "Existing Indebtedness" shall mean Indebtedness outstanding on the Petition Date and described (which description shall include the maturity date of such Indebtedness and its nature as senior or subordinated, and such other information as the Agent shall require) on Schedule 6.2 delivered in accordance with Section 3.4(a).

           "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

           "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time.

           "Fees" shall mean all amounts payable pursuant to Section 2.10.

           "Final Order" shall mean an order of the Bankruptcy Court entered in each of the Cases by the clerk of the Bankruptcy Court after a final hearing under Bankruptcy Rule 4001(c)(2) granting final approval of this Agreement and the Loan Documents and granting the Liens and Super-Priority Claims described in this Agreement in favor of the Agent and the Lenders, substantially in the form of, and containing substantially similar provisions to, the Interim Order and otherwise in form and substance reasonably satisfactory to the Agent.

           "First Day Orders" shall mean those orders entered by the Bankruptcy Court in connection with motions filed by the Loan Parties with the Bankruptcy Court on the Petition Date.

           "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the United States accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination, except that for the purposes of
Section 6.1 (including the accounting terms used therein and defined herein) GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements of the Borrower in respect of the fiscal year ended December 31, 1997. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or constructed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or agencies with similar functions), the Securities and Exchange Commission or any other qualified, authoritative agency or organization.

           "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign.

           "Guarantor or "Guarantors" shall have the meaning set forth in the Preamble.

           "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business of such Person), (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the principal component of all Capitalized Lease Obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, to the extent secured by such Lien, (vi) all Contingent Obligations of such Person, and (vii) all payment obligations of such Person under any interest rate protection agreement (including, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements.

           "Indemnitee" shall have the meaning provided in Section 11.1(c).

           "Insurer" shall mean any Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with an Affiliated Medical Group to compensate such Affiliated Medical Group for providing services to a Patient.

           "Interim Order" shall mean the order of the Bankruptcy Court, dated December 18, 1998, issued after notice and a hearing conducted in accordance with Bankruptcy Rule 4001(c), and entered by the clerk of the Bankruptcy Court, authorizing and approving the transactions contemplated by this Agreement and the other Loan Documents and granting the Liens and Super-Priority Claims described in this Agreement in favor of the Agent and the Lenders, a copy of which is attached as Exhibit C hereto.

           "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

           "Issuing Lender" shall mean Paribas or any other Lender which shall be designated in writing from time to time by the Agent as the issuing bank hereunder and shall consent in writing to such designation.

           "Lenders" shall mean , collectively, (i) the Persons listed on
Schedule 1 hereto, (ii) the persons which from time to time become a party hereto in accordance with Sections 11.4(c) or 11.4(f) and (iii) each Issuing Lender.

           "Letter of Credit" shall mean any standby letter of credit issued pursuant hereto by the Issuing Lender for the account of the Borrower.

           "Letter of Credit Liability" shall mean, as of any date of determination, the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus, without duplication, the face amount of all drafts which have been presented under Letters of Credit but have not yet been honored.

           "Letter of Credit Request" shall have the meaning provided in Section 2.2(b).

           "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction, domestic or foreign.

           "Loan Commitment" shall mean at any time, with respect to any Lender, the obligation of such Lender to make Loans and to participate in Letters of Credit pursuant to the terms and conditions hereof, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Commitment" on Schedule 1 hereto, as such schedule may be amended, supplemented or modified from time to time pursuant to the terms hereof or to give effect to any applicable Assignment and Acceptance, in each case, as such amount may be reduced from time to time pursuant to Section 2.7 or 11.4(c).

           "Loan Documents" shall mean this Agreement, the Notes, Security Agreement, the Blocked Account Agreement, each Letter of Credit, each Letter of Credit Request, each Compliance Certificate, each Notice of Borrowing and any other document executed and delivered in connection herewith.

           "Loan Party" shall mean the Borrower and each of the Guarantors.

           "Loan Period" shall mean the period from the Closing Date to the Maturity Date.

           "Loans" shall have the meaning assigned in Section 2.1.

           "Management Services Agreement" shall mean any management services agreement entered into between any Loan Party and a Medical Group or Ancillary Service Facility, as the same may from time to time hereafter be modified, supplemented or amended in accordance with the terms thereof.

           "Margin Stock" shall have the meaning provided such term in Regulation U of the Federal Reserve Board.

           "Material Adverse Effect" shall mean a material adverse effect upon
(i) the rights or remedies of the Lenders under any of the Loan Documents, (ii) the ability of any Loan Party to perform its respective obligations under any Loan Document to the Lenders or (iii) the performance, business, properties, prospects, operations or condition (financial or otherwise) of the Borrower or of the Loan Parties taken as a whole.

           "Materials of Environmental Concern" shall mean and include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

           "Maturity Date" shall mean the earliest of (i) 30 days after the entry of the Interim Order in the event the Final Order has not been entered by the Bankruptcy Court or, if it has been entered, the date on which it is stayed, reversed, modified, amended or vacated, in whole or in part, (ii) the Scheduled Maturity Date, (iii) the Consummation Date, and (v) the date of termination in whole of the Loan Commitments pursuant to Section 2.7 or 9.2. The parties acknowledge that the foregoing shall not preclude the entry of any order of the Bankruptcy Court approving or authorizing an amendment or modification of this Agreement or the other Loan Documents or the Interim Order or the Final Order permitted by Section 11.5 which order shall be acceptable to the Lenders whose consent is required to approve such amendment or modification under Section 11.5.

           "Maximum Revolving Credit Amount" shall mean, at any time (i) prior to the entry of the Final Order, $2,000,000 and (ii) after the entry of the Final Order, the Total Commitment.

           "Medical Group" shall mean a physician practice the primary business of which is to provide Medical Services focusing on musculoskeletal care.

           "Medicaid/Medicare Account Debtor" shall mean any Account Debtor which is (i) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act, (ii) any state or the District of Columbia acting pursuant to Title XIX of the Social Security Act or
(iii) any agent, carrier, administrator or intermediary for any of the foregoing.

           "Medical Services" shall mean medical and health care services provided to a Patient, including, medical and health care services provided to a patient and performed by an Affiliated Medical Group which are covered by a policy of insurance issued by an Insurer, and includes physician services, nurse and therapist services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by an Affiliated Medical Group to a Patient for a necessary or specifically requested valid and proper health or medical purpose.

           "Multiemployer Plan" shall mean a Plan which is a "Multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

           "Nagpal Note" shall mean the Amended and Restated Promissory Note due December 31, 2000, issued by the Borrower in favor of Dr. Naresh Nagpal, as the same may be amended, supplemented or otherwise modified from time to time.

           "Notes" shall mean have the meaning assigned in Section 2.5.

           "Notice of Borrowing" shall have the meaning provided in Section 2.3.

           "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owing to the Agent or any Lender under or in connection with this Agreement or any other Loan Document, together with the Loans, the Letter of Credit Liability and all other advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to the Agent, any Lender, any Issuing Lender, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, or interest rate swap or hedging contract between any Loan Party and any Lender or any Affiliate of a Lender or in any other manner, whether direct or indirect (including, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

The term "Obligations" includes, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum payable by any Loan Party under this Agreement or any other Loan Document and all obligations of the Borrower hereunder to cash collateralize Letter of Credit Liability.

           "Orders" shall mean the Interim Order and the Final Order.

           "Participant" shall have the meaning provided in Section 11.4(b).

           "Patient" shall mean any Person receiving Medical Services from an Affiliated Medical Group and all Persons legally liable to pay such Affiliated Medical Group for such Medical Services other than Insurers.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

           "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

           "Petition Date" shall have the meaning set forth in the Recitals hereto.

           "Plan" shall mean any employee benefit plan subject to Title IV of ERISA, the funding requirements of which, in whole or in part:

                 (i) were the responsibility of the Borrower or a member of its ERISA Controlled Group at any time within the five years immediately preceding the date hereof,

                 (ii) are currently the responsibility of the Borrower or a member of its ERISA Controlled Group, or

                 (iii) hereafter become the responsibility of the Borrower or a member of its ERISA Controlled Group,

including any such plans as may have been, or may hereafter be, terminated for whatever reason.

           "Plan of Reorganization" shall mean a proposed plan of reorganization for the Borrower or any Guarantor whether filed with or confirmed by order of the Bankruptcy Court.

           "Prepetition Agent" shall mean Paribas, in its capacity as Agent for the Prepetition Lenders under the Prepetition Credit Agreement.

           "Prepetition Credit Agreement" shall mean the Credit Agreement dated as of June 30, 1998, among Borrower, the Prepetition Lenders, and the Prepetition Agent, as amended, supplemented or otherwise modified before the Petition Date.

           "Prepetition Collateral" shall mean all property of Borrower and its Subsidiaries securing the Prepetition Obligations.

           "Prepetition Lenders" shall mean the several banks, financial institutions, and other entities from time to time parties to the Prepetition Credit Agreement.

           "Prepetition Loan Documents" shall mean the Prepetition Credit Agreement and the other Loan Documents (as defined in the Prepetition Credit Agreement).

           "Prepetition Obligations" shall mean the "Obligations" as such term is defined in the Prepetition Credit Agreement.

           "Prime Rate" shall mean the rate of interest from time to time announced by the Agent at the Agent's Office as its prime commercial lending rate.

           "Professional Fees" shall mean fees and expenses of professionals, including attorneys, accountants, and financial advisors, approved by the Bankruptcy Court for payment under section 330 or 331 of the Bankruptcy Code.

           "Pro Rata Share" as to any Lender shall mean a fraction (expressed as a percentage), the numerator of which shall be the aggregate amount of such Lender's Loan Commitment and the denominator of which shall be the Total Commitment.

           "Regulation D" shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or any portion thereof.

           "Reportable Event" shall have the meaning set forth in Section 4043(b) of ERISA (other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations), or is the occurrence of any of the events described in Section 4068(a) or 4063(a) of ERISA.

           "Required Lenders" shall mean Lenders holding more than (i) at any time when any Loan Commitment is outstanding, 50% of the sum of all such Loan Commitments and (ii) at any time when no Loan Commitment is outstanding, 50% of the principal amount of the outstanding Loans and Letter of Credit Liability; provided, however, if there are only two Lenders, the "Required Lenders" shall mean both such Lenders.

           "Requirement of Law" shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

           "Scheduled Maturity Date" shall mean September 30, 1999.

           "Security Agreement" shall mean the security agreement, dated as of the Closing Date, among the Borrower, the Guarantors and the Agent, substantially in the form attached hereto as Exhibit E, as the same may from time to time hereafter be modified, supplemented or amended in accordance with the terms thereof.

           "Subsidiary" of any Person shall mean and include (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner, manager of a limited liability company or has a 50% or more equity interest at the time.

           "Super-Priority Claim" shall mean an allowed claim against Borrower and each of the Guarantors in each of the Cases, which is an administrative expense claim having priority over all administrative expenses of the kinds specified in sections 503(b) or 507(b) of the Bankruptcy Code.

           "Termination Event" shall mean (i) a Reportable Event, or (ii) the initiation of any action by any Loan Party, any member of any Loan Party's ERISA Controlled Group or any ERISA Plan fiduciary to terminate an ERISA Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA, or
(iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan.

           "Total Commitment" shall mean the aggregate amount of all Lenders' Loan Commitments.

           "Transaction Costs" shall mean all costs and expenses paid or payable by the Borrower relating to the Transactions including, investment banking fees, financing fees, advisory fees, appraisal fees, legal fees, accounting fees and other professional fees.

           "Transactions" shall mean each of the transactions contemplated by the Loan Documents.

           "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Agent's and the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of limitation.

           "Unfunded Benefit Liabilities" shall mean with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds
(ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

SECTION 2. AMOUNT AND TERMS OF CREDIT FACILITIES.
           --------------------------------------

           Section 2.1 Loans. (a) Subject to and upon the terms and conditions herein set forth, each Lender individually but not jointly agrees at any time and from time to time during the Loan Period to make loans (collectively, "Loans") to the Borrower, which Loans shall not exceed in aggregate principal amount at any time outstanding (x) with respect to Loans outstanding from all Lenders, the Total Commitment, as such amount may be reduced from time to time in accordance with Sections 2.7 and 11.4(c) and (y) with respect to Loans outstanding from any Lender, such Lender's Loan Commitment; provided that (i) at no time shall any Lender be obligated to make a Loan in excess of such Lender's Pro Rata Share of the Available Credit at such time and (ii) no Loan shall be made hereunder to the Borrower if, after giving effect thereto and to the application of proceeds thereof and to any other actual or planned disbursement by the Borrower on the date of such Loan (or within the next 2 Business Days, the Borrower would have available to it in the Collateral Account (Collections) and the Concentration Account, cash and Cash Equivalents in an aggregate amount in excess of $100,000.

                 (b) Each Borrowing shall be in the aggregate minimum amount of $100,000 or any integral multiple of $50,000 in excess thereof.

           Section 2.2 Letters of Credit. (a) Provided that the Borrower is in compliance with all of the terms and conditions for the making of Loans by the Lenders, and subject to the terms and conditions herein set forth, the Borrower shall have the right to request, through a Letter of Credit Request pursuant to
Section 2.2(b), the Issuing Lender to deliver from time to time Letters of Credit, and the Issuing Lender shall promptly upon such request issue the requested Letter of Credit, each of which shall be in a form approved by the

Issuing Lender; provided that (i) the maximum Letter of Credit Liability at any one time outstanding shall not exceed $100,000, (ii) such Letter of Credit shall have a maturity not greater than the Scheduled Maturity Date and (iii) such Letter of Credit shall not contain automatic renewal or "evergreen" provisions. Each drawing under a Letter of Credit shall be payable in full upon the date thereof by the Borrower, without notice or demand of any kind. Subject to the terms and conditions otherwise applicable to advances of the Loans hereunder, the Borrower may request a Loan hereunder to be used to reimburse the Issuing Lender for the amount so drawn. The liability of the Borrower to reimburse the Issuing Lender for the amounts drawn under Letters of Credit shall be included within the term "Loan" for all purposes of this Agreement, and any amounts so drawn shall bear interest until paid in full (whether out of the proceeds of a Loan otherwise permitted hereunder or otherwise) at the Base Rate, subject to
Section 2.6(b). The Borrower's obligation to reimburse the Issuing Lender for any and all amounts drawn under any Letter of Credit and all interest thereon shall be secured by the Collateral. The Borrower's obligations to repay any and all drawings under any Letter of Credit and any and all other amounts payable to the Issuing Lender, the Agent or any other Lender hereunder shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, the Agent or any other Lender (except such as may arise out of the Issuing Lender's, the Agent's or any other Lender's gross negligence or willful misconduct hereunder) or any other Person, including, any setoff, counterclaim or defense based upon or arising out of:

                 (A) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents or such Letter of Credit;

                 (B) Any amendment or waiver of or any consent to or departure from the terms of the Loan Documents or such Letter of Credit;

                 (C) The existence of any claim, setoff, defense or other right which the Borrower or any other Person may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, the Agent or any other Lender or any other Person, whether in connection with such Letter of Credit, the Loan Documents or any unrelated transaction;

                 (D) Any demand, statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever or any variations in punctuation, capitalization, spelling or format of the drafts or any statements presented in connection with any drawing under such Letter of Credit;

                 (E) The surrender or impairment of any security for the performance or observance of any of the terms of such Letter of Credit or the Loan Documents; and

                 (F) The failure, for any reason, of any Lender to fund advances to the Borrower hereunder for any purpose.

Nothing contained herein shall constitute a waiver of any rights or remedies of the Borrower against the Issuing Lender, the Agent or any other Lender arising out of the gross negligence or willful misconduct of the Issuing Lender, the Agent or any such other Lender.

                 (b) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Agent and the Issuing Lender a written notice in substantially the form attached hereto as Exhibit H (a "Letter of Credit Request") no later than 10:00 A.M. California time at least three Business Days prior to the proposed date of issuance. Such Letter of Credit Request shall specify (i) the proposed date of issuance (which shall be a Business Day under the laws of the jurisdiction of the Issuing Lender), (ii) the face amount of the Letter of Credit, which shall not be less than $50,000, (iii) the expiration date of the Letter of Credit, which shall not exceed the Business Day prior to the Scheduled Maturity Date, (iv) the name and address of the beneficiary of the Letter of Credit, and (v) a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payments under the Letter of Credit (provided that the Issuing Lender, in its sole discretion, may require changes in any such documents and certificates). The Issuing Lender shall notify the Agent of the issuance of each Letter of Credit promptly following the issuance thereof. Promptly after receipt of notice of the issuance of a Letter of Credit, the Agent shall notify each Lender and the Borrower of the issuance thereof and the amount of each Lender's respective participation therein.

                 (c) The payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and, in that connection, the Issuing Lender shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Issuing Lender to be genuine. The Issuing Lender shall not have any duty to the Borrower or any Lender to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                 (d) The Borrower, the Lenders, each Issuing Lender and the Agent agree that, in the event that an Issuing Lender and the Borrower enter into any letter of credit application or agreement in relation to any Letter of Credit which contains provisions that are inconsistent with the express provisions of this Section 2.2, then the provisions of this Section 2.2 shall be controlling.

           Section 2.3 Notice of Borrowing. (a) Whenever the Borrower desires to borrow Loans hereunder, it shall give the Agent at the Agent's Office prior to 10:00 A.M., California time, at least one Business Day's prior written notice of each Loan in substantially the form attached hereto as Exhibit I (a "Notice of Borrowing") or telephonic notice (promptly confirmed by delivery of a Notice of Borrowing) of each Loan. Each Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of the requested Loans, and (ii) the date of Borrowing (which shall be a Business Day).

                 (b) Promptly after receipt of a Notice of Borrowing, the Agent shall provide each Lender with a copy thereof and inform each Lender as to its Pro Rata Share of the Loans requested thereunder.

           Section 2.4 Disbursement of Funds. (a) No later than 1:00 P.M., California time, on the date specified in each Notice of Borrowing, each Lender will make available its Pro Rata Share of the Loans requested to be made on such date, in U.S. dollars and immediately available funds, at the Agent's Office. After the Agent's receipt of the proceeds of such Loans, the Agent will make available to the Borrower by depositing (in the Concentration Account or such other account of the Borrower covered by the Blocked Account Agreement as the Agent shall be instructed from time to time by the Borrower) the aggregate of the amounts so made available in the type of funds actually received.

                 (b) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent its portion of the Loans to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the then applicable rate of interest, calculated in accordance with
Section 2.6, for the respective Loans. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Agent may apply all funds and proceeds of Collateral available for the payment of any Obligations first to repay any amount owing by any Lender to the Agent as a result of such Lender's failure to fund its Loans hereunder.

           Section 2.5 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, each Lender's Loans (including Loans made pursuant to Section 2.2(a)) shall be evidenced in the case of such Lender's Loans, by a promissory note (a "Note") duly executed and delivered by the Borrower substantially in the form of Exhibit F hereto in a principal amount equal to such Lender's Loan Commitment, with blanks appropriately completed in conformity herewith. Each Note issued to a Lender shall (x) be payable to the order of such Lender, (y) be dated the Closing Date, and (z) mature on the Scheduled Maturity Date.

                 (b) Each Lender is hereby authorized, at its option, either (i) to endorse on the schedule attached to its Note (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan evidenced thereby and the date and amount of each principal and interest payment in respect thereof, or (ii) to record such Loans and such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein.

           Section 2.6 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date of the making of such Loan to but excluding the date that such Loan is paid in full, at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time plus the Applicable Margin, such rate to change as and when the Base Rate changes, such interest to be computed on the basis of the actual number of days elapsed over a year of 360 days.

                 (b) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of all Loans and, to the extent permitted by law, overdue interest in respect of all Loans, shall be payable on demand and bear interest at a rate per annum (the "Default Rate") equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder to such principal amount in effect from time to time.

                 (c) Interest on each Loan shall accrue from and including the date of the Borrowing thereof to but excluding the date of any repayment thereof (provided that any Loan borrowed and repaid on the same day shall accrue one day's interest) and shall be payable monthly in arrears on the last day of each month, and, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

           Section 2.7 Voluntary Reduction of Commitments. Upon at least three Business Day's prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Agent (which notice the Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to permanently reduce each

Lender's Pro Rata Share of all or part of the Total Commitment, but such partial reduction shall be in the minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof.

           Section 2.8 Prepayments; Payments. (a) The Borrower shall have the right to prepay (without premium or penalty) the Loans in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing), which notice shall be irrevocable, of its intent to prepay the Loans, at least one Business Day prior to a prepayment, which notice shall specify the amount of such prepayment, and (ii) each prepayment shall be in an aggregate principal amount of $100,000 or any integral multiple of $50,000 in excess thereof. The Agent shall promptly transmit any such notice to each of the Lenders.

                 (b) If at any time the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Liability exceeds the Maximum Revolving Credit Amount, the Borrower will within three Business days
(i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Liability to be equal to or less than the Maximum Revolving Credit Amount, and (ii) if, after giving effect to the prepayment in full of the Loans the aggregate Letter of Credit Liability exceeds the Maximum Revolving Credit Amount, deposit into the Collateral Account (Extraordinary Proceeds) an amount equal to 105% of the amount by which the aggregate Letter of Credit Liability exceeds the Maximum Revolving Credit Amount.

                 (c) Upon the Maturity Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full and, except as the Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, deposit into the Collateral Account (Collections) an amount equal to 105% of the amount by which the sum of the aggregate Letter of Credit Liability exceeds the amount of cash held in the Collateral Account (Collections), such cash to be remitted to the Borrower only upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations.

           Section 2.9 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to the Agent for the account of the Lenders entitled thereto not later than 12:00 noon, California time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Agent's Office, and any funds received by the Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Agent shall thereafter cause to be distributed on the date of receipt thereof to each Lender in like funds its Pro Rata Share of payments so received.

                 (b) Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                 (c) All payments made by the Borrower hereunder and under the other Loan Documents shall be made irrespective of, and without any reduction for, any setoff or counterclaims.

           Section 2.10 Fees. (a) The Borrower agrees to pay on the Closing Date to the Agent, for the ratable benefit of each Lender, a closing fee equal to $50,000.

                 (b) The Borrower agrees to pay to the Agent, for the ratable benefit of each Lender, a commitment fee (the "Commitment Fee"), computed at the per annum rate of ? of 1% on the average daily unused portion (minus any undrawn amounts on outstanding Letters of Credit) of the Total Commitment, from and including the Closing Date to the Maturity Date, payable monthly in arrears on the last day of each month and on the Maturity Date or such earlier date, if any, on which the Total Commitment shall terminate in accordance with the terms hereof.

                 (c) The Borrower agrees to pay to the Agent, for the ratable benefit of each Lender, with respect to each Letter of Credit, a letter of credit commitment computed at the per annum rate of 2% of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears monthly on the last day of each month, on the Maturity Date, and on any other date on which the Loans are paid in full and the Total Commitment permanently terminated; provided, however, that during the continuance of an Event of Default, such fee shall be increased by 2% per annum and shall be payable on demand.

                 (d) The Borrower agrees to pay to the Issuing Lender, with respect to each Letter of Credit issued by such Issuing Lender, solely for its account, an administrative fee computed at the per annum rate of 1/4 of 1% of the maximum amount available from time to time to be drawn under such Letter of Credit, payable monthly in arrears on the last day of each month, on the Maturity Date, and on any other date on which the Loans are paid in full and the Total Commitment permanently terminated. In addition, the Borrower shall pay to the Issuing Lender, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and premium charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

                 (e) The fees described in clauses (b), (c) and (d) above shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

           Section 2.11 Increased Capital. If any Lender shall have determined at any time that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of any change since the date of this Agreement in any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order or request), then from time to time, upon such Lender's delivering a written demand therefor to the Agent and the Borrower (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Person for such increased costs or reduction.

           Section 2.12 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of the Agent and each Lender, net income and franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Domestic Lending Office is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section 2.12 shall survive the termination of this Agreement and the payment of the Notes and all other Obligations.

                 (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (including each Assignee that becomes a party to this Agreement pursuant to Section 9.4) agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor or other applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Lender which delivers to the Borrower and the Agent a Form 1001 or 4224 or other applicable form pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of such letter and Form 1001 or 4224, or successor or other applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 or other applicable form that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

           Section 2.13 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.11 or 2.12(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of the Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of the Lender, cause such Lender or its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.13 shall affect or postpone any of the obligations of the Borrower or any of the rights of any Lender pursuant to Section 2.11 or 2.12(a).

           Section 2.14 Participation Purchased by Lenders in the Letter of Credit Liability. (a) On the date of the issuance of each Letter of Credit, the Issuing Lender shall be deemed irrevocably and unconditionally to have sold and transferred to each Lender (other than the Issuing Lender) and each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Lender, an undivided interest and participation, to the extent of such Lender's Pro Rata Share in effect from time to time, in such Letter of Credit and all Letter of Credit Liability with respect thereto. The Loan Commitment of each Lender hereunder shall include that Lender's share of the Letter of Credit Liability.

                 (b) In the event that any reimbursement obligation under this Agreement is not paid when due to the Issuing Lender with respect to any Letter of Credit, the Issuing Lender shall promptly notify the Agent to that effect, and the Agent shall promptly notify each Lender (other than the Issuing Lender) of the amount of such reimbursement obligation and each Lender other than the Issuing Lender shall immediately pay to the Agent for distribution to the Issuing Lender, in lawful money of the United States and in same day funds, an amount equal to such Lender's Pro Rata Share then in effect of the amount of such unpaid reimbursement obligation.

                 (c) The obligation of each Lender other than the Issuing Lender to make payments under subsection (b) above shall be unconditional and irrevocable and shall be made under all circumstances, including, following the occurrence of any Default or any Event of Default or any of the circumstances referred to in Section 2.2.

                 (d) Prior to the occurrence of any Event of Default, the Agent shall promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of all amounts received on account of the obligations of the Borrower to repay amounts drawn under any Letter of Credit (in like funds as received). Following the occurrence of an Event of Default, all amounts received by the Agent on account of such obligations shall be disbursed by the Agent as follows:

                 (i) First, to the payment of expenses incurred by the Agent in the performance of its duties and enforcement of its rights under the Loan Documents, including, all costs and expenses of collection, reasonable attorneys' fees, court costs and foreclosure expenses;

                 (ii) Then, to the Lenders, pro rata in accordance with their respective Pro Rata Share until all outstanding reimbursement obligations for drawing on such Letter of Credit and interest accrued thereon have been paid in full; and

                 (iii) Then, and if but only if there remains any available amount which has not been drawn under such Letter of Credit, to the Agent to hold as cash collateral in the Collateral Account (Collections) for the obligation of the Borrower to reimburse any future drawings on such Letter of Credit, the Borrower hereby granting to the Agent, for the pro rata, pari passu benefit of the Lenders, a first perfected security interest therein and hereby irrevocably agreeing that amounts so held may be applied from time to time in reimbursement of drawings on such Letter of Credit as the same may occur, until the expiration of such Letter of Credit and payment in full of all amounts due with respect to any drawing thereon.

                 (e) If any payment received from the Borrower on account of any reimbursement obligation with respect to any Letter of Credit and distributed to a Lender under Section 2.14(d) hereof is thereafter recovered from the Issuing Lender, each Lender which received such distribution shall, upon demand by the Agent, repay to the Issuing Lender such Lender's ratable share of the amount so recovered together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered) of any interest or other amount paid or payable by the Issuing Lender in respect of the total amount so recovered.

           Section 2.15 Priority and Liens. (a) The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Interim Order (and the Final Order, as applicable), the Obligations of the Borrower and of the Guarantors hereunder and under the other Loan Documents, shall at all times (i) constitute allowed Super-Priority Claims under section 364(c)(1) of the Bankruptcy Code and
(ii) be secured by a perfected first priority Lien on all Collateral pursuant to
Section 364(d) of the Bankruptcy Code, subject only to (x) the Carve-Out and (y) valid, perfected, enforceable and nonavoidable Liens of record existing immediately prior to the Petition Date, but not subject to the Liens under the Prepetition Loan Documents.

                 (b) As to all Collateral, including all real property the title to which is held by the Borrower or any Guarantor, or the possession of which is held by the Borrower or any Guarantor under a lease, each of the Borrower and the Guarantors hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent for the benefit of the Lenders all of the right, title and interest of the Borrower and such Guarantor in all of such Collateral, including all owned real property and in all leasehold interests held under such leases, together in each case with all of the right, title and interest of the Borrower and each Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof, to secure all of the Borrower's and such Guarantor's Obligations to the Agent and the Lenders under this Agreement, the Orders and under the Bankruptcy Code. Each of the Borrower and each Guarantor acknowledges that, under the Orders, the Liens granted in favor of the Agent (on behalf of the Lenders) in all of the Collateral shall be perfected without the recordation of any UCC financing statements, notices of Lien or other instruments of mortgage or assignment. Each of the Borrower and each of the Guarantors further agrees that
(i) the Agent shall have all of the rights and remedies set forth in the Security Agreement and the Orders in respect of the Collateral and (ii) if requested by the Agent, each of the Borrower and the Guarantors shall enter into additional security documentation (including, pledge agreements and fee mortgages) with respect to such Collateral on terms reasonably satisfactory to the Agent.

                 (c) The Borrower and the Guarantors acknowledge and agree that, as adequate protection for the use of the Prepetition Lenders' Cash Collateral, the use, sale or lease of the Prepetition Collateral (other than such Cash Collateral), the diminution in value of the Prepetition Lenders' interests in the Prepetition Collateral and as adequate protection for the priming that is being effected as set forth in Section 2.15(a) and the imposition of the automatic stay pursuant to Section 362(a) of the Bankruptcy Code, the Prepetition Lenders shall, pursuant to the Interim Order (and the Final Order, as applicable), receive (i) a Super-Priority Claim junior only to the Super-Priority Claim granted to the Agent and the Lenders, and (ii) a Lien on the Collateral having a priority immediately junior to the priming and other Liens granted in favor of the Agent and the Lenders hereunder and under the other Loan Documents and the Orders. The Liens provided under this Section 2.15(c) shall be subject and subordinate only to the Carve-Out, to the priming and other Liens granted in favor of the Agent and the Lenders hereunder and under the other Loan Documents and the Orders and to valid, perfected, enforceable and nonavoidable Liens of record existing immediately prior to the Petition Date.

           Section 2.16 Professional Fees. (a) The Lenders agree that so long as the Maturity Date shall not have occurred and the Agent or the Lenders have not exercised any remedies under the Loan Documents, the Borrower and the Guarantors shall be permitted to pay Professional Fees, and the amounts so paid shall not reduce the Carve-Out provided under Section 2.16(b).

                 (b) The Liens of the Agent and the Lenders described in Section 2.15(a) shall be subject and subordinate only to (x) following the exercise of any remedies by the Agent or the Lenders under the Loan Documents or from and after the Maturity Date, the payment of (as the same may be due and payable) Professional Fees in the Cases in an aggregate amount not to exceed $500,000 (plus any unpaid Professional Fees previously incurred, accrued or invoiced before the exercise of such remedies or the Maturity Date, to the extent subsequently awarded), (y) the payment of unpaid fees pursuant to 28 U.S.C. ? 1930 and any fees payable to the Clerk of the Bankruptcy Court and (z) any amounts approved by the Bankruptcy Court for payment of retention or stay bonuses to the Loan Parties' employees up to an aggregate maximum amount of $1,800,000 (collectively, the "Carve-Out"); provided, however, that the Carve-Out shall not include, apply or be available for any fees or expenses incurred by any party, including the Loan Parties or any statutory committee appointed in any Case, in connection with the initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Agent or the Lenders or the Prepetition Lenders, including, challenging the amount, validity, priority, perfection or enforceability of, or asserting any defense, counterclaim or offset to the Prepetition Obligations or the Obligations or the Liens securing such Prepetition Obligations or Obligations.

           Section 2.17 Payment of Obligations. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

           Section 2.18 No Discharge; Survival of Claims. Each of the Borrower and the Guarantors agrees that to the extent the Obligations hereunder are not satisfied in full, (a) the Obligations arising hereunder shall not be discharged by the entry of a Confirmation Order (and each of the Borrower and the Guarantors hereby waives any such discharge under Section 1141(d)(4) of the Bankruptcy Code), (b) the Obligations shall bind each reorganized debtor after the Case, and (c) the Super-Priority Claims granted to the Agent and the Lenders under the Interim Order and the Final Order and described in Section 2.15 and the Liens granted to the Agent under the Interim Order and the Final Order and described in Section 2.15 shall not be affected in any manner by the entry of a Confirmation Order.

SECTION 3. CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT.

           Section 3.1 Conditions Precedent to Initial Loans and Effectiveness of this Agreement. The effectiveness of this Agreement and the obligation of each Lender to make its initial Loans is subject to the satisfaction on the Closing Date of the following conditions precedent:

                 (a) Loan Documents.

                 (i) Credit Agreement. Each of the Loan Parties shall have executed and delivered this Agreement to the Agent.

                 (ii) Notes. The Borrower shall have executed and delivered to each of the Lenders the appropriate Notes in the amount, maturity and as otherwise provided herein.

                 (iii) Security Agreement. Each of the Loan Parties shall have executed and delivered to the Agent the Security Agreement.

                 (iv) Other Documents. Each of the Loan Parties shall have executed and delivered to the Agent all other Loan Documents to be entered into by each Loan Party in connection with the Transactions.

                 (v) Accounts. The Agent shall have established the Collateral Account (Collections) and the Collateral Account (Extraordinary Proceeds).

                 (b) Opinions of Counsel. The Agent shall have received legal opinion, dated the Closing Date, from Katten, Muchin & Zavis, counsel to the Loan Parties in form and substance satisfactory to the Agent.

                 (c) Corporate Documents. The Agent shall have received the Articles of Incorporation of each Loan Party as amended, modified or supplemented through June 30, 1998, certified to be true, correct and complete by the Secretary of State of the appropriate jurisdiction as of such date, together with a good standing certificate from such Secretary of State dated on or about June 30, 1998.

                 (d) Secretary's Certificate. The Agent shall have received a certificate of the Secretary or Assistant Secretary of each Loan Party, dated the Closing Date, certifying (i) the names and true signatures of the incumbent officers of such Loan Party authorized to sign the applicable Loan Documents,
(ii) the By-Laws of such Loan Party as in effect on the Closing Date, (iii) the resolutions of such Loan Party's Board of Directors approving and authorizing the commencement of the Case and the execution, delivery and performance of all Loan Documents executed by such Loan Party, (iv) that there have been no changes in the Articles of Incorporation of such Loan Party since June 30, 1998 and (v) that such Loan Party is in good standing in its jurisdiction of incorporation as of the Closing Date.

                 (e) Interim Order. At the time of the making of the initial Loan, the Interim Order (i) shall be in full force and effect and (ii) shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such extension of credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the other Loan Documents or under any other instrument or agreement referred to herein or therein shall be the subject of a presently effective stay pending appeal.

                 (f) First Day Orders. All orders submitted to the Bankruptcy Court on or about the Filing Date shall be in form and substance reasonably satisfactory to the Agent.

                 (g) Budget. The Agent and the Lenders shall have received the Budget, in form and substance reasonably satisfactory to the Agent.

                 (h) Insurance. Evidence satisfactory to the Agent that the insurance required by the terms of this Agreement and the other Loan Documents is in full force and effect.

                 (i) Fees and Expenses. The Agent shall have received, for its account and for the account of each Lender, as applicable, all Fees and other fees and expenses due and payable hereunder on or before the Closing Date, including, the reasonable fees and expenses accrued through the Closing Date of Weil, Gotshal & Manges LLP and any other counsel retained by the Agent.

                 (j) No Litigation. Except as set forth on Schedule 4.4 delivered in accordance with Section 3.4(a), no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation (other than the Case) shall be pending or threatened (i) with respect to the Transactions or the Loan Documents or (ii) which the Borrower or any Lender shall determine is reasonably likely to have a Material Adverse Effect.

                 (k) Additional Matters. The Agent shall have received such other certificates, opinions, documents and instruments relating to the Transactions, and such information relating to the Accounts, as may have been reasonably requested by the Agent or any Lender, and all corporate and other proceedings and all other related documents (including, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to the Lenders.

                 (l) No Violations. The making of the Loans or the issuance of the Letter of Credit on such date does not violate any Requirement of Law and is not stayed or enjoined, temporarily, preliminarily or permanently.

           Section 3.2 Conditions Precedent to All Loans and Letters of Credit. The obligation of each Lender to make any Loan (including the initial Loans made on the Closing Date) and of the Issuing Lender to issue any Letter of Credit is subject to the satisfaction on the date such Loan is made or such Letter of Credit is issued of the following conditions precedent:

                 (a) Bankruptcy Court Approval. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded, modified (other than by the Final Order) or amended in any respect or, if the date of such requested Loan or Letter of Credit is more than 30 days after the Closing Date or if the amount of such requested Loan or Letter of Credit, when added to the amount of all outstanding Loans and Letters of Credit Liability would exceed $2,000,000, or if less, the maximum amount authorized under the Interim Order, the Final Order shall have been entered, which Final Order shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded or, without the consent of the Required Lenders, modified or amended in any respect and, if the Interim Order or the Final Order, as the case may be, is the subject of a pending appeal in any respect, neither the making of such Loan, the issuance of such Letter of Credit nor the performance by any of the Loan Parties of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein or therein shall be the subject of a then effective stay pending appeal.

                 (b) Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on such date both before and after giving effect to the making of such Loan and the issuance of such Letter of Credit.

                 (c) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Loan or the issuance of such Letter of Credit.

                 (d) Notice of Borrowing; Letter of Credit Request. The Agent shall have received a fully executed Notice of Borrowing or Letter of Credit Request, as applicable, in respect of the Loans to be made or Letters of Credit to be issued on such date.

                 (e) No Litigation. Except as set forth on Schedule 4.4 delivered in accordance with Section 3.4(a), no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation (other than the Case) shall be pending or threatened, which the Borrower or the Required Lenders shall determine is reasonably likely to have a Material Adverse Effect.

                 (f) Material Adverse Change. Since the Closing Date there shall not have occurred any event, act or condition with respect to the assets, liabilities, operations, business or financial condition of any Loan Party which has had, or could have, a Material Adverse Effect.

                 (g) Budget. The most recent cash receipts and disbursement budget delivered to the Agent pursuant to Section 5.1(e)(i) shall be satisfactory to the Lenders.

                 (h) Other Documentation. The Agent and the Lenders shall have received such other certificates, opinions and other documentation as each shall reasonably request.

           Section 3.3 Representation; Delivery of Documents. The acceptance of the proceeds of each Loan and the issuance of each Letter of Credit shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the conditions required to be satisfied under this Section 3 in connection with the making of such Loan or the issuance of such Letter of Credit have been satisfied. All of the Notes, certificates, agreements, legal opinions and other documents and papers referred to in this Section 3, unless otherwise specified, shall be delivered to the Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders.

           Section 3.4 Conditions Subsequent. Each of the Loan Parties covenants and agrees to satisfy each of the following conditions prior to the entry of the Final Order by the Bankruptcy Court:

                 (a) Each of the Loan Parties shall have delivered to the Agent final Schedules to each of the Loan Documents, in each case certified to be true, complete and correct by an officer of such Loan Party as of the date of such delivery, and each of such Schedules shall be in form and substance satisfactory to the Lenders.

                 (b) Each of the Loan Parties shall have delivered to the Agent the Articles of Incorporation of such Loan Party as amended, modified or supplemented through such date of delivery, in each case certified to be true, correct and complete by the Secretary of State of the appropriate jurisdiction as of the date of such delivery, together with a good standing certificate from such Secretary of State dated as of such date.

SECTION 4. REPRESENTATIONS AND WARRANTIES

           In order to induce the Lenders to enter into this Agreement and to make the Loans, each of the Credit Parties makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans:

           Section 4.1 Corporate Status. Each Loan Party (i) is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) subject to entry of the Final Order (when applicable), has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not result in a Material Adverse Effect.

           Section 4.2 Corporate Power and Authority. Subject to the entry of the Final Order (when applicable), each Loan Party has the corporate (or other) power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate (or other) action to authorize the execution, delivery and performance by it of such Loan Documents. Each Loan Party has duly executed and delivered each such Loan Document, and each such Loan Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms and with the Interim Order (or the Final Order, when applicable).

           Section 4.3 No Violation. Neither the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party, nor compliance by it with the terms and provisions thereof nor the consummation of the Transactions, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority (including the Bankruptcy Court), (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to this Agreement) upon any of the property or assets of such Loan Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Loan Party is a party or by which it or any of its property or assets is bound or to which it may be subject, or
(iii) will violate any provision of the Articles of Incorporation or By-Laws of such Loan Party.

           Section 4.4 Litigation. Except as set forth on Schedule 4.4 delivered in accordance with Section 3.4(a), there are no actions, suits or proceedings pending or, to the knowledge of any Loan Party after due inquiry, threatened (i) with respect to any of the

Transactions or the Loan Documents or (ii) that could, individually or in the aggregate, result in a Material Adverse Effect.

           Section 4.5 Financial Statements; Financial Condition; Budget. The
(i) audited consolidated balance sheets of the Borrower and its subsidiaries as at March 31, 1998, and the related audited consolidated statements of income and of cash flows for the period then ended and (ii) unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 1998 and the related consolidated statements of income and cash flows for the periods then ended, are complete and correct in all material respects, have been prepared in accordance with GAAP, and present fairly the consolidated financial position, results of operations and cash flows of the Borrower and its Subsidiaries as at the dates and for the periods indicated, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normal year-end adjustments. The Loan Parties have no material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto. The Budget, any cash receipts and disbursement budgets delivered pursuant to
Section 5.1(e)(i) and all other financial projections and related materials and documents delivered to the Lenders pursuant hereto were prepared in good faith based upon the facts and assumptions that were reasonable in light of the then current and foreseeable business conditions and prospects of the Borrower and represented management's opinion of the Borrower's projected financial performance based on the information available to the Borrower at the time so furnished.

           Section 4.6 Material Adverse Change. Since the Petition Date, there has occurred no event, act or condition which has had, or could have, a Material Adverse Effect.

           Section 4.7 Use of Proceeds; Margin Regulations. All proceeds of each Loan will be used by the Loan Parties only in accordance with the provisions of
Section 5.13. No part of the proceeds of any Loan will be used by any Loan Party to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

           Section 4.8 Governmental Approvals. Except for the Interim Order and the Final Order, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any subdivision thereof, is required on the part of any Loan Party to authorize, or is required on the part of any Loan Party in connection with (i) the execution, delivery and performance of any Loan Document or the consummation of any of the Transactions or (ii) the legality, validity, binding effect or enforceability of any Loan Document, except those that have already been duly made or obtained and remain in full force and effect.

           Section 4.9 Security Interests and Liens. This Agreement, together with the Security Agreement and the Orders, creates, as security for the Obligations, valid and enforceable security interests in and Liens on all of the Collateral, in favor of the Agent for the ratable benefit of the Lenders having the priorities set forth herein. There are no Liens of any nature whatsoever on any assets of the Borrower or the Guarantors other than (A) Liens (including pledges) in favor of the Prepetition Agent and the Prepetition Lenders (i) under or in connection with the Prepetition Credit Agreement, (ii) granted under the Interim Order or the Final Order and this Agreement, and (B) other Liens in existence on the Petition Date as listed on Schedule 6.3 delivered in accordance with Section 3.4(a) or permitted by Section 6.3. Schedule 6.3 to this Agreement is a complete and correct list, as of the date of this Agreement of each Lien securing Indebtedness of any Person (other than the Liens securing the Prepetition Obligations) and covering any property of any Loan Party, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Schedule 6.3 delivered in accordance with Section 3.4(a).

           Section 4.10 Tax Returns and Payments. Each Loan Party has filed all tax returns required to be filed by it and has paid all known taxes and assessments payable by it which have become due, other than those not yet delinquent or those that are reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

           Section 4.11 ERISA. Except as set forth on Schedule 4.11 delivered in accordance with Section 3.4(a), no Loan Party has or has had any Plans. To the best knowledge of each Loan Party and the members of each ERISA Controlled Group, (i) no accumulated funding deficiency (as defined in Section 412 of the IRC or Section 302 of ERISA) or Reportable Event has occurred with respect to any Plan, (ii) there are no Unfunded Benefit Liabilities under any Plan, (iii) each Loan Party and each member of its ERISA Controlled Group has complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and is not in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to any Multiemployer Plan, (iv) the aggregate potential total withdrawal liability and the aggregate potential annual withdrawal liability payments of such Loan Party and the members of its ERISA Controlled Group as determined in accordance with Title IV of ERISA as if each Loan Party and the members of its ERISA Controlled Group had completely withdrawn from all Multiemployer Plans is not greater than $50,000 and $50,000, respectively, (v) no Multiemployer Plan is or is likely to be in reorganization (as defined in Section 4241 of ERISA or Section 418 of the IRC) or is insolvent (as defined in
Section 4245 of ERISA) and (vi) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and other federal or state law. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been, or is expected by any Loan Party or any member of its ERISA Controlled Group to be, incurred by such Loan Party or any member of its ERISA Controlled Group. Except as otherwise disclosed on Schedule 4.11 delivered in accordance with Section 3.4(a), neither any Loan Party nor any member of its ERISA Controlled Group has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA. No lien under
Section 412(n) of the IRC or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the IRC or Section 307 of ERISA has been or is reasonably expected by any Loan Party or any member of its ERISA Controlled Group to be imposed on the assets of such Loan Party or any member of its ERISA Controlled Group. There has been no prohibited transaction (for purposes of Section 406 of ERISA and Section 4975 of the IRC) or violation of the fiduciary responsibility rules of ERISA with respect to any Plan.

           Section 4.12 Investment Company Act; Public Utility Holding Company Act. No Loan Party is (x) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

           Section 4.13 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Loan Party in writing to the Agent or any Lender on or prior to the Closing Date, for purposes of or in connection with this Agreement, the other Loan Documents or the Transactions is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Loan Party in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. As of the Closing Date, there are no facts, events or conditions known to any Loan Party which, individually or in the aggregate, have or reasonably could be expected to have a Material Adverse Effect. The projections and pro forma financial information included in such information are based on good faith estimates and assumptions believed by the Persons furnishing such projections and information to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that any actual results during the period or periods covered by any such projections may differ from the projected results. Except as expressed herein, the Borrower makes no representations or warranties with respect to such projections and pro forma financial information.

           Section 4.14 Corporate Structure; Capitalization. Schedule 4.14 delivered in accordance with Section 3.4(a) sets forth the number of authorized and issued shares of capital stock or other ownership interest of each Loan Party and the registered owner(s) of each Subsidiary of the Borrower. All of such stock and interests have been duly and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 4.14 delivered in accordance with Section 3.4(a), no Loan Party has outstanding any securities convertible into or exchangeable for its capital stock or other ownership interests nor does any Loan Party have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or other ownership interest.

           Section 4.15 Ownership of the Borrower; Subsidiaries; Collateral. Set forth on Schedule 4.15 delivered in accordance with Section 3.4(a) is a complete and accurate list showing, as of the date hereof, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized, the number outstanding on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. No Stock of any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. Except as set forth on Schedule
4.15 delivered in accordance with Section 3.4(a), (i) all of the outstanding capital stock of each such Subsidiary has been validly issued, is fully paid and non-assessable and is owned by the Borrower, free and clear of all Liens, (ii) neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any shares of Stock of any such Subsidiary, other than the Loan Documents and the Prepetition Credit Agreement and (iii) the Borrower does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than such Subsidiaries. The Subsidiaries of the Borrowers identified as "Inactive" on Schedule 4.15 delivered in accordance with Section 3.4(a) do not own any material assets and do not conduct any business. Each of the Borrower and the Guarantors is the sole owner of each item of the Collateral in which it purports to grant a security interest pursuant to the Security Agreement, having good title thereto, subject only to Permitted Liens.

           Section 4.16 Environmental Matters. (a) (i) Each of the Loan Parties and its Environmental Affiliates is in compliance in all material respects with all applicable Environmental Laws, (ii) each of the Loan Parties and its Environmental Affiliates has all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted,
(iii) none of the Loan Parties nor any of their Environmental Affiliates has received any material communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such Loan Party or Environmental Affiliate is not in full compliance with all Environmental Laws, and (iv) to the Borrower's best knowledge after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in the future.

                 (b) There is no Environmental Claim pending or threatened against any Loan Party or its Environmental Affiliates.

                 (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claims against any Loan Party or any of its Environmental Affiliates.

                 (d) Without in any way limiting the generality of the foregoing, (i) there are no on-site or (except for properly permitted off-site disposal sites) off-site locations in which any Loan Party or its Environmental Affiliate has stored, disposed or arranged for the disposal of Materials of Environmental Concern, (ii) there are no underground storage tanks located on property owned or leased by any Loan Party or its Environmental Affiliates,
(iii) there is no friable asbestos in any building, building component, structure or office space owned or leased by any Loan Party or its Environmental Affiliates, and (iv) no polychlorinated biphenyls (PCB's) are used or stored at any property owned or leased by any Loan Party or its Environmental Affiliates.

           Section 4.17 Patents, Trademarks, etc. None of the Loan Parties owns, holds or has obtained any patents, trademarks, servicemarks, trade names, copyrights or similar rights. No material product, process, method, substance, part or other material presently sold by or employed by any Loan Party in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person. There is not pending or, to the knowledge of any Loan Party, threatened any claim or litigation against or affecting any Loan Party contesting its right to sell or use any such product, process, method, substance, part or other material.

           Section 4.18 Ownership of Property. Schedule 4.18 delivered in accordance with Section 3.4(a) sets forth all the real property owned or leased by each Loan Party and identifies the street address, the current owner (and current record owner, if different) and whether such property is leased or owned, and if such property is leased, the length of the lease term. Each Loan Party has good and marketable fee simple title to or valid leasehold interests in all of such real property and good title to all of its personal property subject to no Lien of any kind except Liens permitted hereby. Each Loan Party enjoys peaceful and undisturbed possession under all of its respective leases.

           Section 4.19 Licenses, etc. Each Loan Party has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted.

           Section 4.20 Compliance With Law and Licensing Requirements; Patient Trust Funds. Each Loan Party is in compliance with all material laws, rules, regulations, orders, judgments, writs and decrees relevant to its business. All state licenses, permits and Medicaid/Medicare provider/billing agreements necessary to operate the Affiliated Medical Entities' businesses have been obtained by the Affiliated Medical Entities, are in full force and effect and are not the subject of any revocation or termination action by the issuing agencies, except where the failure to obtain such licenses, permits and Medicaid/Medicare provider/billing agreements has not had, and could not be expected to have, a Material

Adverse Effect. To the best of each Loan Party's knowledge, each Affiliated Medical Entity has maintained all patient trust funds in separate accounts and have accounted for such funds at least annually in accordance with all applicable laws, rules and regulations.

           Section 4.21 No Burdensome Restriction; No Defaults. (a) Neither the Borrower nor any of its Subsidiaries (i) is bound by any contractual obligation the compliance with which would have a Material Adverse Effect or the performance of which by the Borrower, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than a Lien granted pursuant to a Loan Document) on the property or assets of any thereof, or (ii) is subject to any charter or corporate restriction which has a Material Adverse Effect.

                 (b) Except as set forth on Schedule 4.21(b) delivered in accordance with Section 3.4(a), neither the Borrower nor any of its Subsidiaries is in default under or with respect to any contractual obligation owed by it and, to the knowledge of the Loan Parties, no other party is in default under or with respect to any contractual obligation owed to the Borrower or to any of its Subsidiaries, other than those defaults which in the aggregate would not be reasonably likely to have a Material Adverse Effect.

                 (c) No Event of Default or Default has occurred and is continuing.

                 (d) There is no Requirement of Law the compliance with which by any Loan Party would be reasonably likely to have a Material Adverse Effect.

                 (e) Except for the Prepetition Credit Agreement, no Subsidiary of the Borrower is subject to any contractual obligation restricting or limiting its ability to declare or make any dividend payment or other distribution on account of any shares of any class of its stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights.

           Section 4.22 The Interim Order and the Final Order. As of the date of the making of the initial extension of credit under this Agreement, the Interim Order has been entered and has not been stayed, amended, vacated, reversed, rescinded or otherwise modified in any respect. As of the date of the making of any subsequent extension of credit under this Agreement, the Interim Order or the Final Order, as the case may be, has been entered and has not been stayed, amended (except in accordance with the terms of this Agreement), vacated, reversed, rescinded or otherwise modified (except in accordance with the terms of this Agreement) in any respect.


SECTION 5. AFFIRMATIVE COVENANTS.

           Each of the Loan Parties covenants and agrees that until the Total Commitment has terminated, and the Obligations are paid in full:

           Section 5.1 Information Covenants. The Borrower will furnish to each
Lender:

                 (a) Monthly Financial Statements. Within 45 days after the close of each month, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related consolidated statements of income, cash flow and retained earnings for such month and for the elapsed portion of the fiscal year ended with the last day of such month, and in each case setting forth comparative figures for the related periods in the prior fiscal year occurring after April 1, 1998.

                 (b) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year.

                 (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, cash flow and retained earnings for such fiscal year, setting forth comparative figures for the preceding fiscal year and, with respect to such consolidated financial statements, certified without qualification by the Auditors, in each case together with a report stating that in the course of its regular audit of the consolidated financial statements of the Borrower, which audit was conducted in accordance with GAAP, the Auditors have obtained no knowledge of any Default or Event of Default, or if in the opinion of the Auditors such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                 (d) Compliance Certificates. At the time of the delivery of the financial statements under clauses (a), (b) and (c) above, a certificate of the chief financial officer of the Borrower (each a "Compliance Certificate") which certifies (x) that such financial statements fairly present in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries as at the dates and for the periods indicated, subject, in the case of interim financial statements, to normal year-end adjustments and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements, and that as a result of such review such officer has concluded that no Default or Event of Default has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of the related accounting period or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof. Such certificate shall set forth the calculations required to establish (i) whether the Borrower was in compliance with the provisions of Section 6.1 during and as at the end of the accounting period covered by the financial statements accompanied by such certificate, and (ii) in the case of the financial statements delivered pursuant to clause (b) above, the amount of Excess Cash Flow for the respective fiscal quarter.

                 (e) Cash Flow Budgets. (i) On the Closing Date and thereafter no later than the beginning of every other week, a cash receipts and disbursements budget for the next succeeding two-week period, a revised weekly cash receipts and disbursements budget through the end of the succeeding calendar month, and a comparison of actual cash receipts and disbursements to the most recent prior budget for the two-week period that ended two weeks before the current week.

                 (ii) No later than 10 days before the end of each fiscal month beginning January 1999, an update to the monthly cash receipts and disbursements Budget provided under Exhibit A for the two succeeding months and for the next succeeding fiscal quarter.

                 (f) Notice of Default or Litigation. Promptly and in any event within three Business Days after any Loan Party obtains knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, (ii) any post-Petition Date litigation or governmental proceeding pending or, to the knowledge of any Loan Party, threatened against any Loan Party which reasonably could be expected to have a Material Adverse Effect and (iii) any other post-Petition Date event, act or condition known to any Loan Party which reasonably could be expected to have a Material Adverse Effect.

                 (g) ERISA.
                     ------

                      (i) As soon as possible and in any event within 10 days after any Loan Party or any member of its ERISA Controlled Group knows, or has reason to know, that:

                 (A) any Termination Event with respect to a Plan has occurred or will occur, or

                 (B) any condition exists with respect to a Plan which presents a material risk of termination of the Plan or imposition of an excise tax or other liability on any Loan Party or any member of its ERISA Controlled Group, or

                 (C) any Loan Party or any member of its ERISA Controlled Group has applied for a waiver of the minimum funding standard under Section 412 of the IRC or Section 302 of ERISA, or

                 (D) any Loan Party or any member of its ERISA Controlled Group has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the IRC and Section 408 of ERISA, or

                 (E) the aggregate present value of the Unfunded Benefit Liabilities under all Plans has in any year increased by $50,000 or to an amount in excess of $50,000, or

                 (F) any condition exists with respect to a Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by any Loan Party or any member of its ERISA Controlled Group from a Multiemployer Plan, or

                 (G) any Loan Party or any member of its ERISA Controlled Group is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or

                 (H) a Multiemployer Plan is in "reorganization" (as defined in Section 418 of the IRC or Section 4241 of ERISA) or is "insolvent" (as defined in Section 4245 of ERISA), or

                 (I) the potential withdrawal liability (as determined in accordance with Title IV of ERISA) of any Loan Party and the members of its ERISA Controlled Group with respect to all Multiemployer Plans has in any year increased by $50,000 or to an amount in excess of $100,000, or

                 (J) there is an action brought against any Loan Party or any member of its ERISA Controlled Group under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA, a certificate of the president or chief financial officer of the relevant Loan Party setting forth the details of each of the events described in clauses (A) through (J) above as applicable and the action which the relevant Loan Party or the applicable member of its ERISA Controlled Group proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect to each of the events described in clauses (A) through
(J) above, as applicable.

                 (ii) As soon as possible and in any event within two Business Days after the receipt by any Loan Party or any member of its ERISA Controlled Group of a demand letter from the PBGC notifying such Loan Party or such member of its ERISA Controlled Group of its final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a certificate of the president or chief financial officer of such Loan Party setting forth the action which such Loan Party or such member of its ERISA Controlled Group proposes to take with respect thereto.

                 (h) SEC Filings. Promptly upon transmission thereof, copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which any Loan Party shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor or which any Loan Party shall send to its stockholders.

                 (i) Bankruptcy Court and Other Filings. Promptly after they are available, to counsel for the Agent, a copy of each pleading, motion, application, or statement of information filed by or on behalf of any Loan Party with the Bankruptcy Court or the United States Trustee in any Case or distributed by or on behalf of any Loan Party to any committee appointed in any Case under section 1102 of the Bankruptcy Code, and the Loan Parties shall include counsel for the Agent on any "Special Notice List" or other similar list of parties to be served with papers in the Cases.

                 (j) Environmental. Promptly and in any event within five Business Days after the existence of any of the following conditions, a certificate of the chief executive officer or chief financial officer of any Loan Party specifying in detail the nature of such condition and such Loan Party's or Environmental Affiliate's proposed response thereto: (i) the receipt by such Loan Party or any of its Environmental Affiliates of any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such Loan Party or Environmental Affiliate is not in compliance in any material respect with applicable Environmental Laws, (ii) any Loan Party or any of its Environmental Affiliates shall obtain actual knowledge that there exists any Environmental Claim pending or threatened against any Loan Party or such Environmental Affiliate that could reasonably be expected to have a Material Adverse Effect, or (iii) any release, emission, discharge or disposal of any Material of Environmental Concern that could form the basis of any Environmental Claim against any Loan Party or any of its Environmental Affiliates that could reasonably be expected to have a Material Adverse Effect.

                 (k) Other Information. From time to time, such other information or documents (financial or otherwise) as any Lender may reasonably request.

           Section 5.2 Books, Records, Inspections and Collateral Audits. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, permit officers and designated representatives of any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and examine the books of record and account of the Borrower or any of its Subsidiaries, and discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times as such Lender may desire. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, permit the Agent (at the instruction of the Required Lenders) or its representatives or agents, at the expense of the Borrower, to conduct audits to inspect, review and evaluate the Collateral.

           Section 5.3 Maintenance of Insurance. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, (a) maintain with financially sound and reputable insurance companies insurance on itself and its properties in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Closing Date, and
(b) furnish to the Agent from time to time, upon written request, the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Agent may reasonably request.

           Section 5.4 Taxes. (a) Except as required by the Bankruptcy Code or by an order of the Bankruptcy Court, the Loan Parties shall pay or cause to be paid, and shall cause each of their respective Subsidiaries to pay or cause to be paid, when due, all taxes, charges and assessments and all other lawful claims required to be paid by the Loan Parties or such Subsidiaries, except (i) as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP, and (ii) where non-payment involves the danger of the sale, forfeiture or loss of any property covered thereby.

           (b) The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, file or consent to the filing of any consolidated tax return with any Person (other than the Borrower and its Subsidiaries).

           Section 5.5 Conduct of Business. Each of the Loan Parties shall (a) conduct its business in the ordinary course and consistent with past practice;
(b) use, its reasonable efforts, in the ordinary course and consistent with past practice, to (i) subject to Section 6.4, preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with such Loan Party to the extent not inconsistent with this Agreement, and (ii) keep available the services and goodwill of its present employees; (c) preserve, all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; and (d) perform and observe all the terms, covenants and conditions required to be performed and observed by it under its contractual obligations (including, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do all things necessary to preserve and to keep unimpaired its rights under such contractual obligations; provided, however, that, in the case of each of clauses (a) through (d), such Loan Party shall not be deemed in default of this Section 5.5 if it fails to take any action required hereby and if all such failures in the aggregate would not be reasonably likely to have a Material Adverse Effect; provided, further, that such Loan Party will comply with all orders of the Bankruptcy Court.

           Section 5.6 Compliance with Law. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, comply in all material respects with all applicable laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, including, ERISA and all Environmental Laws.

           Section 5.7 Performance of Obligations. Except as required by the Bankruptcy Code or by an order of the Bankruptcy Court, the Loan Parties shall, and shall cause each of their respective Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract by which it or any of its properties is bound or to which it is a party.

           Section 5.8 Maintenance of Properties. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, ensure that its properties used or useful in its business are kept in good repair, working order and condition, normal wear and tear and obsolescence excepted.

           Section 5.9 Collateral Accounts and Cash Management System. (a) The Agent shall possess sole dominion and control over the Collateral Accounts. As long as any of the Obligations remain unpaid or any of the Loan Commitments are outstanding, neither the Borrower, the Guarantors nor any Person or entity claiming by, through or under the Borrower or the Guarantors shall have any control over the use of, or any right to effect a withdrawal from, any of the Collateral Accounts. All amounts in the Collateral Accounts shall be applied by the Agent as specified in Section 5.9(e).

                 (b) The Loan Parties shall maintain a cash management system acceptable to the Agent, which cash management system shall provide (i) for all proceeds of Accounts (excluding Amounts Due From Affiliated Physicians) received by any Loan Party to be deposited in the Concentration Account. The Loan Parties shall enter into a Blocked Account Agreement covering the Concentration Account within 30 days after the Closing Date.

                 (c) Upon receipt by any Loan Party of Asset Sales Proceeds or Amounts Due From Affiliated Physicians, such Loan Party shall promptly deposit such proceeds or amounts in the Collateral Account (Extraordinary Proceeds).

                 (d) Upon the occurrence and during the continuance of any Default or Event of Default, the Agent may (and shall at the request of the Required Lenders) deliver written notice pursuant to the Blocked Account Agreement instructing the applicable bank party to such Blocked Account Agreement to wire on a daily basis all available funds in the Concentration Account to the Collateral Account (Collections). All funds on deposit in the Collateral Accounts shall be applied or held in the manner specified in Section 5.9(e).

                 (e) The Loan Parties agree that all available funds in the Collateral Account (Collections) may be applied first, pro rata, to the outstanding principal amount of the Loans then outstanding, and second to any other Obligations then due and payable. If there are no Loans outstanding and no other Obligations then due and payable, then the funds in the Collateral Account (Collections) shall be retained in the Collateral Account (Collections) to the extent necessary to collateralize the Letter of Credit Liability then outstanding and the Prepetition Obligations; provided, however, on any Business Day that any funds are on deposit in the Collateral Account (Collections) and no Default or Event of Default shall have occurred and be continuing or, if a Default or Event of Default shall have occurred and is continuing, the Agent shall not have either (i) delivered a Blocking Notice to the Borrower or (ii) exercised any of the rights or remedies provided in Section 9.2, the Borrower may direct the Agent to (and the Agent shall) disburse such funds in the Collateral Account (Collections) to the Concentration Account. After the occurrence and during the continuance of an Event of Default, all available funds in the Collateral Account (Extraordinary Proceeds) may be (and shall be at the direction of the Required Lenders) applied to the Obligations then due and payable. All amounts held in the Collateral Account (Extraordinary Proceeds), to the extent not applied to the Obligations, shall be held as Collateral for the Obligations and the Prepetition Obligations, and may not be utilized by any of the Loan Parties.

           Section 5.10 Licensure; Medicaid/Medicare Cost Reports. The Borrower shall cause each relevant Loan Party to maintain all necessary provider numbers and licenses and take any steps necessary to comply with any such new or additional requirements that may be imposed on providers of medical products and services. If required, all Medicaid/Medicare cost reports will be properly filed by each relevant Loan Party.

           Section 5.11 Year 2000. Each Loan Party shall take all action necessary to ensure that computer hardware and software used in its business and operations will, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods prior to January 1, 2000. At the request of the Agent or any Lender, the Borrower shall provide the Agent or such Lender, as the case may be, with assurance reasonably acceptable to the Agent or such Lender, as the case may be, of such Loan Party's year 2000 capability.

SECTION 6. NEGATIVE COVENANTS.

           Each of the Loan Parties covenants and agrees that unless otherwise consented to in writing by the Required Lenders, until the Total Commitment has terminated, and the Obligations are paid in full:

           Section 6.1 Financial Covenants. (a) The Borrower shall not permit its Consolidated EBITDA for any fiscal month set forth below to be less than the amount set forth opposite such month:

                        Month                              Amount
                        -----                              ------

                    January, 1999                         $575,655
                    February, 1999                        $528,020
                    March, 1999                           $462,922
                    April, 1999                           $562,136
                    May, 1999                             $562,136
                    June, 1999                            $562,136
                    July, 1999                            $638,636
                    August, 1999                          $562,136
                    September, 1999                       $562,136

                 (b) Adjusted Cash Balance. The Borrower shall not permit its Adjusted Cash Balance on the last day of any fiscal month set forth below to be less than the amount set forth opposite such month:

                         Month                              Amount
                         -----                              ------

                    January, 1999                         $1,117,685
                    February, 1999                        $  841,286
                    March, 1999                           $  353,848
                    April, 1999                           $  330,598
                    May, 1999                             $  560,514
                    June, 1999                            $  768,895
                    July, 1999                            $ 1,091,856
                    August, 1999                          $ 1,459,815
                    September, 1999                       $ 1,742,275


                  Section 6.2 Indebtedness. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than:

                 (a) Indebtedness hereunder and under the other Loan Documents;

                 (b) Existing Indebtedness;

                 (c) Indebtedness permitted under Section 6.6;

                 (d) Indebtedness of (i) the Borrower owing to any Guarantor and
(ii) any Guarantor owing to the Borrower or any other Guarantor.

           Section 6.3 Liens. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of its property or assets (whether tangible or intangible and including, any document or instrument in respect of goods or Accounts) now owned or hereafter acquired, other than:

                 (a) Liens existing on the Petition Date and set forth on
Schedule 6.3 delivered in accordance with Section 3.4(a);

                 (b) Liens securing taxes, assessments or governmental charges or levies; provided, however, that (i) neither the Loan Parties nor any of their Subsidiaries are in default in respect of any payment or other obligation with respect thereto or (ii) (x) the Loan Parties and their Subsidiaries are in good faith and by appropriate proceedings diligently contesting such obligation and adequate reserves therefor have been established on the books of the Loan Parties or such Subsidiaries in conformity with GAAP and (y) such nonpayment does not involve any danger of the sale, forfeiture or loss of any property covered thereby;

                 (c) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by any of the Loan Parties or any of their Subsidiaries in the ordinary course of business which secure its obligations to such Person; provided, however, that
(i) the Loan Parties or their Subsidiaries, as the case may be, are not in default with respect to such payment obligation to such Person, or (ii) (x) the Loan Parties or Subsidiaries, as the case may be, are in good faith and by appropriate proceedings diligently contesting such obligation and adequate reserves therefor have been established on the books of such Loan Party or such Subsidiary in conformity with GAAP and (y) such nonpayment does not involve any danger of the sale, forfeiture or loss of any property covered thereby;

                 (d) Liens (other than any Lien imposed by ERISA or pursuant to any Environmental Law) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases (solely with respect to tangible assets located on the premises, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money)); provided, however, that all such Liens in the aggregate have no Material Adverse Effect.

                 (e) Easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of any Loan Party and which do not detract materially from the value of the property to which they attach or impair materially the use thereof by any Loan Party or materially adversely affect the security interests of the Agent or the Lenders therein;

                 (f) Liens granted to the Agent for the benefit of the Lenders pursuant to the Loan Documents; and

                 (g) Leases or subleases of real estate granted to others not interfering in any material respect with the business of the Loan Parties or any of their Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement.

           Section 6.4 Restriction on Fundamental Changes.
                       -----------------------------------

                 (a) The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to (or apply to the Bankruptcy Court for authority to do so, except in connection with the Plan of Reorganization), directly or indirectly, by operation of law or otherwise, merge or consolidate with any Person, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired, except as otherwise permitted under Section 6.5.

                 (b) The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to (or apply to the Bankruptcy Court for authority to do so, except in connection with the Plan of Reorganization), (i) acquire by purchase or otherwise any property or assets of, or stock or other evidence of beneficial ownership of, any Person, except purchases of intellectual property, inventory, equipment, materials and supplies in the ordinary course of the Loan Parties' or such Subsidiary's business, (ii) create any Subsidiary, or (iii) enter into any partnership or joint venture.

                 (c) The Loan Parties shall not and shall not permit any of their respective Subsidiaries to (or apply to the Bankruptcy Court for authority to do so, except in connection with the Plan of Reorganization), amend its articles of incorporation (or other formation document) or by-laws, in any manner.

           Section 6.5 Sale of Assets. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, convey, lease, sell, transfer or otherwise dispose of (or agree to do so at any future time) all or any part of their respective property or assets, except sales of inventory in the ordinary course of business.

           Section 6.6 Contingent Obligations. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, create or become or be liable with respect to any Contingent Obligation, except:

                 (a) pursuant to the Loan Documents; and

                 (b) Contingent Obligations which are in existence on the Petition Date and which are set forth on Schedule 6.6 delivered in accordance with Section 3.4(a).

           Section 6.7 Capital Expenditures. None of the Loan Parties shall make or incur (or commit to make or incur) and shall permit any of their respective Subsidiaries to make or incur (or commit to make or incur) Capital Expenditures in fiscal year 1999 which exceed, in the aggregate, (i) $25,000 or (ii) to the extent the Borrower delivers a certificate to the Agent certifying that such Capital Expenditures are expressly required under a Management Services Agreement and setting forth a detailed written summary of the nature and amount of such expenditures, $600,000.

           Section 6.8 Advances, Investments and Loans. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, lend money or credit or make advances to any Person, or directly or indirectly purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except that the following shall be permitted:

                 (a) accounts receivable owned by any Loan Party, if created in the ordinary course of the business of such Loan Party and payable or dischargeable in accordance with customary trade terms;

                 (b) loans and advances among the Borrower and the Guarantors in the ordinary course of business;

                 (c) advances to Affiliated Medical Entities under the relevant Management Services Agreements;

                 (d) Cash Equivalents;

                 (e) existing investments and Contingent Obligations outstanding on the Petition Date described on Schedule 6.6 delivered in accordance with
Section 3.4(a); and

                 (f) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business.

           Section 6.9 Transactions with Affiliates. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate, other than on terms and conditions substantially as favorable to the Loan Party or such Subsidiary as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

           Section 6.10 Limitation on Voluntary Payments; Management Services Agreements. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, (a) enter into any Management Services Agreement or
(b) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any Management Services Agreement.

           Section 6.11 Changes in Business. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, enter into any business which is substantially different from that conducted by the Loan Parties or any such Subsidiary on the Petition Date.

           Section 6.12 Certain Restrictions. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, enter into any agreement which restricts the ability of the Loan Parties or any of their Subsidiaries to (a) enter into amendments, modifications or waivers of the Loan Documents, (b) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness, or (c) pay any dividend or other distribution.

           Section 6.13 Sale and Leasebacks. The Loan Parties shall not, and shall not permit any of their Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Loan Party or such Subsidiary has sold or transferred or is to sell or transfer to any other Person, or (ii) which the Loan Party or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Loan Party or such Subsidiary to any other Person in connection with such Lease.

           Section 6.14 Sale of Accounts. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries or any Affiliated Medical Entity to, sell, with or without recourse, or discount or otherwise sell for less than the face value therefor, any of their notes or Accounts (or any portion thereof), except for compromises made in the ordinary course of business.

           Section 6.15 Use of Proceeds. The Borrower and the other Loan Parties shall not, and shall not permit any of their Subsidiaries, to use the proceeds of the Loans for purposes other than working capital purposes and other general corporate purposes of the Loan Parties as detailed in the Budget. Notwithstanding anything in this Agreement to the contrary, no Loans, no proceeds of the Prepetition Collateral or the Collateral and no Cash Collateral may be used by the Loan Parties or any other Person (including any statutory committee appointed in any Case) to object to or contest in any manner, or raise any defenses to, the validity, extent, perfection, priority or enforceability of the Prepetition Obligations or the Obligations or any Liens with respect thereto, or any other rights or interests of the Agent or the Lenders, or the Prepetition Lenders, or to assert any claims or causes of action, including any actions under chapter 5 of the Bankruptcy Code, against the Agent or the Lenders or the Prepetition Lenders.

           Section 6.16 Chapter 11 Claims. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to incur, create, assume, suffer to exist or permit any other Super-Priority Claim which is pari passu with or senior to the claims of the Agent and the Lenders against the Borrower and the Guarantors hereunder, except for the Carve-Out.

           Section 6.17 Dividends; Capital Stock. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes, provided that any Guarantor may pay dividends to the Borrower or to any other Guarantor.

           Section 6.18 No Speculative Transactions. The Loan Parties shall not and shall not permit any of their respective Subsidiaries to engage in any speculative transaction or in any transaction involving commodity options or futures contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

           Section 6.19 Maintenance of Ownership of Subsidiaries. The Loan Parties shall not sell or otherwise dispose of any shares of stock or any stock equivalents of any Subsidiary or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its stock or any stock equivalent or the stock or any stock equivalent of any other Subsidiary.

           Section 6.20 Accounting Changes. The Loan Parties shall not make, nor shall they permit any of their Subsidiaries to make, any change in accounting treatment or reporting practices or tax reporting treatment, except as required by GAAP or applicable law and disclosed to the Lenders and the Agent.

SECTION 7. GUARANTY

           Section 7.1 Guaranty. (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Borrower's Obligations. Each of the Guarantors further agrees that such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of such Obligations. The Obligations of the Guarantors shall be joint and several.

                 (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof, (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents;
(iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or any Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

                 (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or any Lender in favor of the Borrower or any other Guarantor, or to any other Person.

                 (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

                 (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agent, nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

                 (f) Subject to the provisions of Section 9.1, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by each Guarantor upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

           Section 7.2 No Impairment of Guaranty. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

           Section 7.3 Subrogation. Upon payment by any Guarantor of any sums to the Agent or any Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.


SECTION 8. POWER OF ATTORNEY

           Except as required by the Bankruptcy Code or by an order of the Bankruptcy

Court, each Loan Party hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Loan Party and in the name of such Loan Party or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action by any technologically available means, which may include, any form of electronic data transmission, and to execute in any appropriate manner, which may include, using any symbol that the Agent may adopt to signify such Loan Party's intent to authenticate, any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement. Without in any way affecting the validity of any action taken pursuant to the foregoing, the Agent hereby agrees to provide the Loan Parties three (3) days' prior written notice prior to exercising any powers pursuant to the foregoing power of attorney. This power of attorney is a power coupled with an interest and shall be irrevocable.

SECTION 9. EVENTS OF DEFAULT

           Section 9.1 Events of Default. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

                 (a) Failure to Make Payments. The Borrower shall default in the payment when due of any principal or interest on the Loans or in the payment when due of any Fees or any other amounts owing hereunder.

                 (b) Breach of Representation or Warranty. Any representation or warranty made by any Loan Party herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made.

                 (c) Breach of Covenants.
                     --------------------

                 (i) Any Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under Sections 3.4, 5.1(i), 5.5 (with respect to the existence of the Borrower) or Section 6.

                 (ii) Any Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in subsections (a),

(b) and (c)(i) above) or any other Loan Document, and such failure shall continue for 30 days (or, in the case of a breach under any other Loan Document, such longer grace period provided under such Loan Document) after the earlier to occur of (i) the provision of notice by the Agent of such failure or (ii) actual knowledge by the any Loan Party of such failure.

                 (d) Certain Bankruptcy Events.
                     --------------------------

                 (i) Any Case is dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or a trustee is appointed in any Case; or

                 (ii)(A) An order of the Bankruptcy Court shall be entered granting or there shall arise another Super-Priority Claim or Lien pari passu with or senior to that granted (x) to the Agent and the Lenders pursuant to this Agreement and the Orders, or (y) to the Prepetition Lenders pursuant to the Orders (other than pursuant to clause (x) above), (B) an order of a court of competent jurisdiction shall be entered reversing, staying, vacating or rescinding either of the Orders, (C) an order of a court of competent jurisdiction shall be entered amending, supplementing or otherwise modifying either of the Orders, (D) the Prepetition Lenders' Cash Collateral shall be used in a manner inconsistent with the Orders, or (E) any Loan Party shall fail to comply with the terms of either of the Orders in any material respect; or

                 (iii) An order of the Bankruptcy Court shall be entered in any of the Cases appointing a responsible officer or an examiner having enlarged powers relating to the operation of the business of any Loan Party (powers beyond those set forth under sections 1106(a)(3) and (4) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code; or

                 (iv) The Borrower or any Guarantor shall make any payments of Indebtedness relating to pre-Petition Date obligations other than (A) as permitted under the Orders, (B) pre-petition wages and benefits and other employee-related claims which are payable with the approval of the Bankruptcy Court and sales tax and employee withholding taxes which have been collected by any Loan Party but not yet paid, (C) as otherwise permitted under this Agreement, payment of certain other pre-Petition Date claims, including payments to physician providers, that are authorized by the Bankruptcy Court pursuant to orders described in Section 3.1(f), or (D) in connection with the assumption of any contract or lease approved by the Bankruptcy Court, in each case to the extent consistent with the Budget; or

                 (v) The entry of an order granting relief from the automatic stay so as to allow a third party to proceed against any asset or assets of the Borrower or any Guarantor which have a value in excess of $200,000 in the aggregate; or


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

                 (vi) The filing of any pleading by the Borrower or any Guarantor seeking, or otherwise consenting to, any of the matters set forth in paragraphs (d)(i) through (v); or

                 (vii) There shall occur any event after the Petition Date that results in a Material Adverse Effect; or

                 (viii) The entry of the Final Order shall not have occurred within 30 days after the Petition Date; or

                 (ix) Any Loan Party shall support (whether by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of a Loan Party or by oral argument) any other Person's opposition to any motion made in the Bankruptcy Court by the Agent or the Lenders seeking confirmation of the amount or enforceability of the Prepetition Obligations or the validity, perfection or enforceability of the liens or security interests granted in connection therewith; or

                 (x) Any Loan Party shall seek to, or shall support (whether by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of a Loan Party or by oral argument) any other Person's motion to, disallow in whole or in part any of the Prepetition Obligations or the Obligations or to challenge the validity, perfection or enforceability of the liens or security interests granted in connection with the Prepetition Obligations or the Obligations; or

                 (xi) Commencement by any of the Loan Parties or their estates or any of their respective Affiliates of any litigation, arbitration or other proceeding relating to any claim or action against the Agent or any of the Lenders arising or alleged to arise out of any conduct of any of such entities prior to the Closing Date under or in connection with the Prepetition Loan Documents.

                 (e) ERISA. (i) Any Termination Event shall occur, or (ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived or (iii) any Loan Party or a member of its ERISA Controlled Group shall have engaged in a transaction which is prohibited under Section 4975 of the IRC or Section 406 of ERISA which could result in the imposition of liability in excess of $500,000 on any Loan Party or any member of its ERISA Controlled Group, or (iv) any Loan Party or any member of its ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, or (v) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer any ERISA Plan, or (vi) any Loan Party or a member of its


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

ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (vii) a proceeding shall be instituted against any Loan Party or any member of its ERISA Controlled Group to enforce Section 515 of ERISA, or (viii) any other event or condition shall occur or exist with respect to any Plan which could subject any Loan Party or any member of its ERISA Controlled Group to any tax, penalty or other liability in excess of $500,000.

                 (f) Security. (i) Any material provision of any Loan Document shall, for any reason, cease to be in full force and effect and valid and binding on any Loan Party, or any Loan Party shall so state in writing; or

                 (ii) Any Loan Document, the Interim Order or the Final Order shall, for any reason, cease to create a valid Lien in any of the Collateral purported to be covered thereby or such Lien shall cease to be a perfected Lien having the priority provided for in the Loan Documents and in the Orders pursuant to section 364 of the Bankruptcy Code against each Loan Party or any Loan Party shall so allege in any pleading filed in any court; or

                 (g) Guarantees. The guarantees provided for in Section 7 shall for any reason cease to be in full force and effect or any Guarantor shall fail to pay any amount owing pursuant to Section 7 when due or any Guarantor shall disavow any of its obligations under Section 7.

                 (h) Change of Control. A Change in Control shall occur.

                 (i) Judgments. Any judgment or order for the payment of money in excess of $100,000 shall be rendered against any of the Loan Parties after the Petition Date, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                 (j) Environmental Matters. (i) Any Environmental Claim shall have been asserted against any Loan Party or any Environmental Affiliate thereof which, if determined adversely, could reasonably be expected to have a Material Adverse Effect, (ii) any release, emission, discharge or disposal of any Material of Environmental Concern shall have occurred, and such event has formed the basis of an Environmental Claim against any Loan Party or any Environmental Affiliate thereof which, if determined adversely, could have a Material Adverse Effect, or (iii) any Loan Party or its Environmental Affiliate shall have failed to obtain any Environmental Approval necessary for the management, use, control, ownership, or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could have a Material Adverse Effect.


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

                 (k) Management Services Agreements. (i) In any twelve month period, Management Services Agreements in respect of greater than 15% of the Loan Parties' aggregate revenues as of the Closing Date shall be terminated without the prior written consent of the Required Lenders or (ii) any party to any Management Services Agreement shall withhold during any calendar month any amount payable to the Loan Parties pursuant thereto in excess of the lesser of $1,000,000 in the aggregate and 10% of the total amount of such payments projected for such month in the Budget or any cash receipts and disbursement budgets delivered pursuant to Section 5.1(e)(i).

                  Section 9.2 Rights and Remedies. (a) Upon the occurrence of any Event of Default set forth in Section 9.1(d), the Loan Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon, and without presentation, demand, or protest or other requirements of any kind (including, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Loan Parties, and the obligation of each Lender to make any Loan hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Agent shall at the request, or may with the consent, of the Required Lenders, by written notice to the Borrower, (i) declare that the Loan Commitments are terminated, whereupon the Loan Commitments and the obligation of each Lender to make any Loan hereunder shall immediately terminate, (ii) terminate any Letter of Credit that may be terminated in accordance with its terms, (iii) direct the Loan Parties to pay (and the Loan Parties agree that upon receipt of such notice they will pay) to the Agent at the Agent's Office an amount of cash, to be held in the Collateral Accounts, in an aggregate amount equal to 105% of the Letter of Credit Liability and (iv) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon, and without presentation, demand, or protest or other requirements of any kind (including, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Loan Parties.

                 (b) Upon the occurrence and during the continuance of an Event of Default, the automatic stay provided by section 362 of the Bankruptcy Code shall be deemed automatically vacated, without further order of the Bankruptcy Court, and the Agent, on behalf of the Lenders, shall, upon three business days' notice to the Borrower and any creditors' committee appointed in the Case pursuant to section 1102 of the Bankruptcy Code, be immediately permitted to, among other things, pursue any and all of its remedies against the Loan Parties or the Collateral and seek payment in respect of all Obligations.


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

                 (c) In addition to the remedies set forth above, the Agent, on behalf of the Lenders, may exercise any of the remedies with respect to the Collateral provided for in the Security Agreement or any of the other Loan Documents or any other remedies provided by applicable law.

SECTION 10. THE AGENT
            ---------

           Section 10.1 Appointment. Each Lender hereby irrevocably designates and appoints Paribas as the Agent of such Lender under this Agreement and each other Loan Document, and each such Lender irrevocably authorizes Paribas as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and each other Loan Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or otherwise exist against the Agent. Notwithstanding anything to the contrary herein, the Issuing Lender shall act on behalf of the Lenders with respect to the Letters of Credit (and all conditions precedent to the issuance or extension thereof) until such time and except for so long as the Agent may elect to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i) for acts taken or omissions suffered by the Issuing Lender in connection with the Letters of Credit as fully as if the term "Agent" as used in this Section 10 included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Lender. The provisions of this Section 10 are solely for the benefit of the Agent and the Lenders, and the Borrower shall have no rights as a third party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any Lender or any of their respective successors and assigns.

           Section 10.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

           Section 10.3 Exculpatory Provisions. The Agent shall not be (i) liable for any


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action lawfully taken or omitted to be taken by it (except for its own gross negligence or willful misconduct) or any Person described in Section 10.2 under or in connection with this Agreement or any other Loan Document, or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. This Section is intended solely to govern the relationship between the Agent, on the one hand, and the Lenders, on the other.

           Section 10.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless the Agent shall have received an executed Assignment and Acceptance in respect thereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

           Section 10.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or


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

refrain from taking such action, with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Lenders and shall notify the Lenders of any such action taken.

           Section 10.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent. Each Lender represents and warrants to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required under the Loan Documents to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

           Section 10.7 Indemnification. The Lenders agree to indemnify the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by any Loan Party and without limiting the obligation of the Loan Parties to do so), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, the actual out of pocket fees and disbursements of counsel for the Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such Person shall be designated a party thereto) that may at any time (including, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the Transactions or the execution, delivery or performance of any Loan Document (but excluding any such liabilities, obligations, losses, damages, penalties, actions, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as determined by a court of competent jurisdiction in a final non-appealable judgment or order).


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           Section 10.8 Agent in its Individual Capacity. The Agent and its
affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Agent were not the Agent hereunder. With respect to Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

           Section 10.9 Resignation by the Agent. (a) The Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Loan Documents by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

           (b) Upon any such notice of resignation, the Lenders shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company.

           (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent may then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Lenders appoint a successor Agent as provided above.

           (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Lenders shall thereafter perform all the duties of the Agent hereunder and/or under any other Loan Document until such time, if any, as the Lenders appoint a successor Agent as provided above.


SECTION 11.  MISCELLANEOUS

           Section 11.1 Payment of Expenses, Indemnity, etc. The Borrower and the other Loan Parties shall:

                 (a) pay all reasonable out-of-pocket costs and expenses of the Agent and the Lenders in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, the creation, perfection or protection of the Agent's Liens in the Collateral (including, fees and expenses for title and lien searches and filing and recording fees), and any amendment, waiver or consent


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

relating to any of the Loan Documents (including, as to each of the foregoing, the reasonable fees and disbursements of Weil, Gotshal & Manges LLP, special counsel to the Agent and any other attorneys retained by the Agent or the Lenders) and of the Agent and each Lender in connection with the preservation of rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations;

                 (b) pay, and hold the Agent and each of the Lenders harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the Loan Documents and the Transactions and hold the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and

                 (c) indemnify the Agent, each Lender and each of their Affiliates and each of their respective officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the Loan Documents or the Transactions,
(ii) the grant to the Agent and the Lenders of any Lien in any property or assets of any Loan Party or any stock or other equity interest in any Loan Party, and (iii) the exercise by the Agent and the Lenders of their rights and remedies (including, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred by reason of the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction in a final non-appealable judgment or order). The Loan Parties' obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

           Section 11.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Loan Parties or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender (including, by branches and agencies of such Lender wherever

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

located) to or for the credit or the account of any Loan Party against and on account of the Obligations of any Loan Party to such Lender under this Agreement or under any of the other Loan Documents, including, all interests in Obligations purchased by such Lender pursuant to Section 11.7, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

           Section 11.3 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telecopy notice, when sent or, if not sent during business hours on a Business Day, then on the next Business Day, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its signature below or on the appropriate Assignment and Acceptance, or to such other address as may be designated by any party in a written notice to the other parties hereto.

           Section 11.4 Successors and Assigns; Participation; Assignments.
                        ---------------------------------------------------

                 (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Loan Parties may not assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of each Lender. No Lender may participate, assign or sell any of its Credit Exposure (as defined in clause (b) below) except as provided in this Section 11.4 or as required by operation of law, in connection with the merger, consolidation or dissolution of any Lender.

                 (b) Participation. Any Lender may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Loan Commitment of such Lender and or any other interest of such Lender hereunder (in respect of any such Lender, its "Credit Exposure"). Notwithstanding any such sale by a Lender of participating interests to a Participant, such Lender's rights and obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement (except as expressly provided below), and the Loan Parties and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Loan Parties agree that if any Obligations are due and unpaid, or shall have been declared or


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

shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 11.7. The Loan Parties also agree that each Participant shall be entitled to the benefits of Section 2.11. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to agree to any amendment, supplement, waiver or modification to this Agreement or any other Loan Document, except where the result of any of the foregoing would be to extend the final maturity of any Obligation or any regularly scheduled installment thereof or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof or release all or substantially all of the Collateral (except as expressly provided in the Loan Documents) or release any Guarantor from its obligations under a Guarantee.

                 (c) Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign, with the consent of the Agent, which consent shall not be unreasonably withheld, to any other Person (each an "Assignee") all or any part of its Credit Exposure, in a minimum amount of $1,000,000 or, if such Lender's Credit Exposure is less than $1,000,000, such Lender's total Credit Exposure. The Loan Parties, the Agent and the Lenders agree that to the extent of any assignment the Assignee shall be deemed to have the same rights and benefits under the Loan Documents and the same rights of setoff and obligation to share pursuant to Section 11.7 as it would have had if it were a Lender hereunder; provided that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee unless and until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent (A) an Assignment and Acceptance in the form of Exhibit G (an "Assignment and Acceptance") together with delivery to the Borrower of any Note or Notes subject to such Assignment and (B) if applicable to the Assignee, the forms required to be delivered pursuant to Section 2.12(b); and (iii) such Lender shall have paid to the Agent, for its own account, an assignment fee of $3,500. Immediately upon compliance with the provisions of this Section 11.4(c), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Loan Commitments arising therefrom. The Loan Commitment allocated to each Assignee shall reduce such Loan Commitment of the assigning Lender pro tanto.


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

                 (d) Replacement Notes. Within 5 Business Days after its receipt of notice by the Agent that the Agent has received an executed Assignment and Acceptance and payment of the processing fee, the Borrower shall execute and deliver to the Agent new Notes evidencing such Assignee's assigned Loans and Loan Commitment and, if the assignor Lender has retained a portion of its Loans and Loan Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender).

                 (e) Assignments to Federal Reserve Bank. Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Notes or Loans made by the Borrower to or for the account of the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

                 (f) Subsequent Lenders. Each of the parties hereto agrees that from time to time and upon the prior written consent of the Agent, any Person may become party to this Agreement as a Lender and be subject to all of the obligations and entitled to all of the rights of a Lender under the Loan Documents upon such Person's execution and delivery of a counterpart of this Agreement; provided, that in no event shall the Total Commitment exceed five million dollars after giving effect to the Loan Commitment of each additional Lender becoming a party to this Agreement pursuant to this Section 11.4(f). The Agent shall be authorized to amend or supplement Schedule 1 to set forth the Loan Commitment of each Lender becoming a party to this Agreement pursuant to this Section 11.4(f).

           Section 11.5 Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document to which any Loan Party is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section. The Required Lenders and the Loan Parties may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Agreement, the Notes, or the other Loan Documents to which any Loan Party is a party, provided, that no such amendment, supplement, modification or waiver shall (a) extend either the Maturity Date or any installment or required prepayment of any Obligations or reduce the rate or extend the time of payment of interest on any Obligations, or reduce the principal amount of any Obligations or reduce any fee payable to the Lenders hereunder, or release all or a substantial portion of the Collateral (except as expressly contemplated by the Loan Documents), or release any Guarantor from its obligations hereunder, or change the amount of any Loan Commitment of any Lender, or amend, modify or waive any provision of this Section 11.5 or the definition of Required Lenders, or consent to or permit the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement or any other Loan Document, or consent to any subordination or other materially adverse modification of the priority of the claims and Liens of the Lenders, in each case without the written consent of all the Lenders or (b) amend, modify or waive any provision of Section 10 or any other provision of any Loan Document if the effect thereof is to affect the rights or duties of the Agent, without the written consent of the then Agent. Any such amendment, supplement, modification or waiver shall apply to each of the Lenders equally and shall be binding upon the Loan Parties, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Loan Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

           Section 11.6 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Lender or any holder of a Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Loan Party and the Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

           Section 11.7 Sharing of Payments. Each of the Lenders agrees that if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of any Obligations, of a sum which, with respect to the related sum or sums received by other Lenders, is in a greater proportion than the total of such Obligations then owed and due to such Lender bears to the total of such Obligations then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in such Obligations owing to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

           Section 11.8 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

           Section 11.9 Consent to Jurisdiction. Each Loan Party irrevocably
                        ------------------------

                 (a) submits itself and its property to the jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from exercising) jurisdiction, to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to any Loan Document;

                 (b) agrees that all claims in respect of such action or proceeding may be heard and determined in the foregoing counts, as applicable;

                 (c) waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding;

                 (d) consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address pursuant to Section 11.3; and

                 (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                 (f) Nothing in this Section 11.9 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against any Loan Party or its property in the courts of other jurisdictions.

           Section 11.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

           Section 11.11 Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to the Agent which delivery, in the case of the Lenders, may be given to the Agent by telecopy (with the originals delivered promptly to the Agent via overnight courier service).

           Section 11.12 Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

           Section 11.13 Marshalling; Recapture. Neither the Agent nor any Lender shall be under any obligation to marshall any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of any Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Loan Party to such Lender as of the date such initial payment, reduction or satisfaction occurred.

           Section 11.14 Severability. In case any provision in or obligation under this Agreement or the Notes or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

           Section 11.15 Survival. All indemnities set forth herein including, in Sections 2.10, 2.11, 2.12, 10.7 and 11.1 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans hereunder.

           Section 11.16 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender.

           Section 11.17 Limitation of Liability. No claim may be made by the Borrower or any other Loan Party against the Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transactions, or any act, omission or event occurring in connection therewith; each Loan Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

           Section 11.18 Calculations; Computations. The financial statements to be furnished to the Agent and the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in Section 4.5, and, except as otherwise specifically provided herein, all computations determining compliance with Section 6.1 hereof shall utilize GAAP.

           Section 11.19 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LOAN PARTIES, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

           Section 11.20 Absence of Prejudice to the Prepetition Lenders with Respect to Matters Before the Bankruptcy Court. The Agent or any Lender, in its capacity as the Prepetition Agent or a Prepetition Lender under the Prepetition Credit Agreement shall be free to bring, oppose or support any matter before the Bankruptcy Court no matter how treated in this Agreement, and the fact that the Agent is also the Prepetition Agent and a Lender is also an Prepetition Lender shall in no way prejudice the rights of such entities under, or in respect of, the Prepetition Credit Agreement or hereunder.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                          BMJ MEDICAL MANAGEMENT, INC., as the
                                          Borrower


                                          By:
                                             -----------------------------------
                                               Name: David H. Fater
                                               Title: Executive Vice President,
                                                         Chief Financial Officer

                                          BMJ OF CHANDLER, INC., as Guarantor


                                          By:
                                             -----------------------------------
                                               Name: David H. Fater
                                               Title: Executive Vice President,
                                                       Chief Financial Officer


                                          ORTHOPAEDIC MANAGEMENT NETWORK,
                                                INC., as Guarantor


                                          By:
                                             -----------------------------------
                                               Name: David H. Fater
                                               Title: Executive Vice President,
                                                       Chief Financial Officer

                                          VALLEY SPORTS SURGEONS INC.,
                                          as Guarantor


                                          By:
                                             -----------------------------------
                                               Name: David H. Fater
                                               Title: Executive Vice President,
                                                       Chief Financial Officer

                                          BMJ BROG, INC., as Guarantor


                                          By:
                                             -----------------------------------
                                               Name: David H. Fater
                                               Title: Executive Vice President,
                                                       Chief Financial Officer


                                          BMJ OF NEVADA, INC., as Guarantor


                                          By:
                                             -----------------------------------
                                               Name: David H. Fater
                                               Title: Executive Vice President,
                                                       Chief Financial Officer


                                          Notice Address:
                                          BMJ Medical Management,Inc.
                                          4800 N. Federal Highway, Suite 101-E
                                          Boca Raton, Florida 33431
                                          Attention: David H. Fater,
                                                   Executive Vice President and
                                          Chief Financial Officer
                                          Telephone: (561) 391-1311
                                          Telecopier: (561) 391-1389

                                          With copies to:
                                          Katten, Muchin & Zavis
                                          525 West Monroe Street
                                          Suite 1600
                                          Chicago, Illinois 60661
                                          Attention: Jeff Marwill
                                          Telephone:  (312)-902-5454
                                          Telecopier: (312)-902-1061

                                          PARIBAS, as Agent, Issuing Lender and
                                          as a Lender


                                          By:
                                             -----------------------------------
                                              Name: Edward Canale
                                              Title: Managing Director


                                          By:
                                             -----------------------------------
                                              Name: Albert A. Young
                                              Title: Director


                                          Notice Address:

                                          Paribas
                                          2029 Century Park East, Suite 3900
                                          Los Angeles, CA 90067
                                          Attention: Clare Bailhe,
                                                     Director - Head of WR
                                                                Healthcare
                                          Telephone: (310) 551-7381
                                          Telecopier: (310) 556-3157

                                          With copies to:

                                          Weil, Gotshal & Manges LLP
                                          767 Fifth Avenue
                                          New York, NY  10153
                                          Attention: Daniel S. Dokos
                                          Telephone: (212) 310-8576
                                          Telecopier: (213) 310-8007

                                          FLEET CAPITAL CORPORATION, as Issuing
                                          Lender and as a Lender


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                          Notice Address:

                                          Fleet Capital Corporation
                                          15260 Ventura Boulevard, Suite 400
                                          Sherman Oaks, CA 91403
                                          Attention: _________________________
                                          Telephone: (___) ___-____
                                          Telecopier: (___) ___-____

                                          With copies to:

                                          Orrick, Herrington & Sutcliffe
                                          777 South Figueroa Street, Suite 3200
                                          Los Angeles, California 90017-5832
                                          Attn:________________________
                                          Telephone: (213) 629-2020
                                          Telecopier: (213) 612-2499

                                                                   Schedule 1 to
                                                                   -------------
                                                                Credit Agreement
                                                                ----------------



                             Lenders and Commitments
                             -----------------------


Name of Lender                Domestic Lending Office                 Commitment
--------------                -----------------------                 ----------

Paribas                                                               $2,750,000


Fleet Capital Corporation                                             $1,000,000

                                                              Schedule 3.1(j) to
                                                              ------------------
                                                                Credit Agreement
                                                                ----------------


                                   Litigation
                                   ----------

                                                                Schedule 4.11 to
                                                                ----------------
                                                                Credit Agreement
                                                                ----------------


                                      ERISA
                                      -----

                                                                Schedule 4.14 to
                                                                ----------------
                                                                Credit Agreement
                                                                ----------------


                                 Capitalization
                                 --------------

                                                                Schedule 4.15 to
                                                                ----------------
                                                                Credit Agreement
                                                                ----------------


                                  Subsidiaries
                                  ------------

                                                                Schedule 4.18 to
                                                                ----------------
                                                                Credit Agreement
                                                                ----------------


                                   Properties
                                   ----------

                                                             Schedule 4.21(b) to
                                                             -------------------
                                                                Credit Agreement
                                                                ----------------


                     Defaults under Contractual Obligations
                     --------------------------------------

                                                                 Schedule 6.2 to
                                                                 ---------------
                                                                Credit Agreement
                                                                ----------------


                            Prepetition Indebtedness
                            ------------------------

                                                                 Schedule 6.3 to
                                                                 ---------------
                                                                Credit Agreement
                                                                ----------------


                                Prepetition Liens
                                -----------------

                                                                 Schedule 6.6 to
                                                                 ---------------
                                                                Credit Agreement
                                                                ----------------


                       Contingent Obligations; Investments
                       -----------------------------------

                                                  TABLE OF CONTENTS

                                                                                                                           Page
                                                                                                                           ----
SECTION 1..............................................................................................DEFINITIONS.          2
         Section 1.1 ..................................................................................Definitions           2

SECTION 2.....................................................................AMOUNT AND TERMS OF CREDIT FACILITIES.        19
         Section 2.1..........................................................................................Loans         19
         Section 2.2..............................................................................Letters of Credit         19
         Section 2.3............................................................................Notice of Borrowing         22
         Section 2.4.........................................................................Disbursement of Funds.         22
         Section 2.5.........................................................................................Notes.         23
         Section 2.6.......................................................................................Interest         23
         Section 2.7............................................................Voluntary Reduction of Commitments.         24
         Section 2.8.........................................................................Prepayments; Payments.         24
         Section 2.9....................................................................Method and Place of Payment         25
         Section 2.10..........................................................................................Fees         25
         Section 2.11.............................................................................Increased Capital         26
         Section 2.12.........................................................................................Taxes         26
         Section 2.13......................................................................Change of Lending Office         27
         Section 2.14 .........................Participation Purchased by Lenders in the Letter of Credit Liability         28
         Section 2.15............................................................................Priority and Liens         29
         Section 2.16.............................................................................Professional Fees         30
         Section 2.17........................................................................Payment of Obligations         31
         Section 2.18..............................................................No Discharge; Survival of Claims         31

SECTION 3...........................................................CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT.         31
         Section 3.1 ....................Conditions Precedent to Initial Loans and Effectiveness of this Agreement.         31
         Section 3.2.......................................Conditions Precedent to All Loans and Letters of Credit.         33
         Section 3.3..........................................................Representation; Delivery of Documents         35
         Section 3.4..........................................................................Conditions Subsequent         35

SECTION 4............................................................................REPRESENTATIONS AND WARRANTIES         36
         Section 4.1..............................................................................Corporate Status.         36
         Section 4.2.................................................................Corporate Power and Authority.         36
         Section 4.3..................................................................................No Violation.         36
         Section 4.4.....................................................................................Litigation         37
         Section 4.5.............................................Financial Statements; Financial Condition; Budget.         37
         Section 4.6........................................................................Material Adverse Change         37


                                       1

         Section 4.7...........................................................Use of Proceeds; Margin Regulations.         37
         Section 4.8.........................................................................Governmental Approvals         37
         Section 4.9...................................................................Security Interests and Liens         38
         Section 4.10......................................................................Tax Returns and Payments         38
         Section 4.11.........................................................................................ERISA         38
         Section 4.12....................................Investment Company Act; Public Utility Holding Company Act         39
         Section 4.13..................................................................True and Complete Disclosure         39
         Section 4.14...........................................................Corporate Structure; Capitalization         40
         Section 4.15...........................................Ownership of the Borrower; Subsidiaries; Collateral         40
         Section 4.16.........................................................................Environmental Matters         40
         Section 4.17.....................................................................Patents, Trademarks, etc.         41
         Section 4.18.........................................................................Ownership of Property         41
         Section 4.19................................................................................Licenses, etc.         42
         Section 4.20 ..........................Compliance With Law and Licensing Requirements; Patient Trust Funds         42
         Section 4.21........................................................No Burdensome Restriction; No Defaults         42
         Section 4.22.........................................................The Interim Order and the Final Order         43

SECTION 5....................................................................................AFFIRMATIVE COVENANTS.         43
         Section 5.1..........................................................................Information Covenants         43
         Section 5.2..............................................Books, Records, Inspections and Collateral Audits         47
         Section 5.3.......................................................................Maintenance of Insurance         47
         Section 5.4..........................................................................................Taxes         48
         Section 5.5..........................................................................A Conduct of Business         48
         Section 5.6............................................................................Compliance with Law         48
         Section 5.7.....................................................................Performance of Obligations         49
         Section 5.8......................................................................Maintenance of Properties         49
         Section 5.9.................................................Collateral Accounts and Cash Management System         49
         Section 5.10.....................................................Licensure; Medicaid/Medicare Cost Reports         50
         Section 5.11.....................................................................................Year 2000         50

SECTION 6.......................................................................................NEGATIVE COVENANTS.         50
         Section 6.1............................................................................Financial Covenants         51
         Section 6.2...................................................................................Indebtedness         51
         Section 6.3..........................................................................................Liens         52
         Section 6.4.............................................................Restriction on Fundamental Changes         53
         Section 6.5................................................................................Sale of Assets.         54
         Section 6.6.........................................................................Contingent Obligations         54
         Section 6.7...........................................................................Capital Expenditures         54
         Section 6.8................................................................Advances, Investments and Loans         54
         Section 6.9...................................................................Transactions with Affiliates         55

                                       2

         Section 6.10..............................Limitation on Voluntary Payments; Management Services Agreements         55
         Section 6.11...........................................................................Changes in Business         55
         Section 6.12..........................................................................Certain Restrictions         55
         Section 6.13...........................................................................Sale and Leasebacks         55
         Section 6.14..............................................................................Sale of Accounts         56
         Section 6.15...............................................................................Use of Proceeds         56
         Section 6.16.............................................................................Chapter 11 Claims         56
         Section 6.17......................................................................Dividends; Capital Stock         56
         Section 6.18...................................................................No Speculative Transactions         56
         Section 6.19......................................................Maintenance of Ownership of Subsidiaries         57
         Section 6.20............................................................................Accounting Changes         57

SECTION 7..................................................................................................GUARANTY         57
         Section 7.1.......................................................................................Guaranty         57
         Section 7.2......................................................................No Impairment of Guaranty         58
         Section 7.3....................................................................................Subrogation         59

SECTION 8.........................................................................................POWER OF ATTORNEY         59

SECTION 9.........................................................................................EVENTS OF DEFAULT         59
         Section 9.1..............................................................................Events of Default         59
         Section 9.2............................................................................Rights and Remedies         64

SECTION 10.  THE AGENT.............................................................................................         64
         Section 10.1...................................................................................Appointment         65
         Section 10.2..........................................................................Delegation of Duties         65
         Section 10.3........................................................................Exculpatory Provisions         65
         Section 10.4.............................................................................Reliance by Agent         66
         Section 10.5.............................................................................Notice of Default         66
         Section 10.6.......................................................Non-Reliance on Agent and Other Lenders         67
         Section 10.7...............................................................................Indemnification         67
         Section 10.8..............................................................Agent in its Individual Capacity         68
         Section 10.9......................................................................Resignation by the Agent         68

SECTION 11.  MISCELLANEOUS.........................................................................................         68
         Section 11.1...........................................................Payment of Expenses, Indemnity, etc         68
         Section 11.2...............................................................................Right of Setoff         69
         Section 11.3.......................................................................................Notices         70
         Section 11.4............................................Successors and Assigns; Participation; Assignments         70
         Section 11.5........................................................................Amendments and Waivers         72

                                       3

         Section 11.6................................................................No Waiver; Remedies Cumulative         73
         Section 11.7...........................................................................Sharing of Payments         74
         Section 11.8.................................................................................GOVERNING LAW         74
         Section 11.9.......................................................................Consent to Jurisdiction         74
         Section 11.10.................................................................................Counterparts         75
         Section 11.11................................................................................Effectiveness         75
         Section 11.12.........................................................................Headings Descriptive         75
         Section 11.13.......................................................................Marshalling; Recapture         75
         Section 11.14.................................................................................Severability         75
         Section 11.15.....................................................................................Survival         76
         Section 11.16............................................................................Domicile of Loans         76
         Section 11.17......................................................................Limitation of Liability         76
         Section 11.18...................................................................Calculations; Computations         76
         Section 11.19......................................................................Waiver of Trial by Jury         76
         Section 11.20...........Absence of Prejudice to the Prepetition Lenders with Respect to Matters Before the
                                                                                                   Bankruptcy Court         76

SCHEDULES

         Schedule 1                 --      Lenders and Commitments
         Schedule 3.1(j)            --      Litigation
         Schedule 4.11     --       ERISA
         Schedule 4.14     --       Capitalization
         Schedule 4.15     --       Subsidiaries
         Schedule 4.18     --       Property
         Schedule 4.21(b)  --       Defaults under Contractual Obligations
         Schedule 6.2               --      Indebtedness
         Schedule 6.3               --      Liens
         Schedule 6.6               --      Contingent Obligations

EXHIBITS

         Exhibit A                 --      Budget
         Exhibit B                 --      Form of Compliance Certificate
         Exhibit C                 --      Copy of Interim Order
         Exhibit D                 --      Form of Blocked Account Agreement
         Exhibit E                 --      Form of Security and Pledge Agreement
         Exhibit F                 --      Form of Revolving Note
         Exhibit G                 --      Form of Assignment and Acceptance
         Exhibit H                 --      Form of Letter of Credit Request
         Exhibit I                 --      Form of Notice of Borrowing


                                       5